Exhibit 2

Westpac GROUP

ASX Release

Level 18, 275 Kent Street
Sydney, NSW, 2000

4 MAY 2020

Westpac 1H20 Presentation and Investor Discussion Pack

Westpac Banking Corporation ("Westpac") today provides the attached Westpac 1H20 Presentation and Investor Discussion Pack.

For further information:

David Lording
Group Head of Media Relations
0419 683 411

Andrew Bowden
Head of Investor Relations
T. (02) 8253 4008 (ext. 24008)
M. 0438 284 863

This document has been authorised for release by Tim Hartin, Group Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

2020

Interim Results

For the six months ended 31 March 2020

Presentation and Investor Discussion Pack

Westpac Banking Corporation

ABN 33 007 457 141

A Westpac Little Ripper drone in flight above bushfire affected areas. A trial initiative supported by Westpac, in partnership with WIRES, is using innovative technology to assist with wildlife search and rescue.

Financial results throughout this presentation are in Australian dollars and are based on cash earnings unless otherwise stated. Refer page 30 for definition. Results principally cover the 1H20, 2H19 and 1H19 periods. Comparison of 1H20 versus 2H19 (unless otherwise stated).

Westpac GROUP

Westpac 2020 Interim Results Index 2020 Interim Results Presentation3 Investor Discussion Pack of 2020 Interim Results25 Strategy26 Results29 COVID-1934 Customer franchise41 Digital transformation44 Sustainability49 Governance and risk management54 Earnings drivers60 Revenue61 Expenses64 Impairment charges66 Credit quality and provisions67 Australian mortgage asset quality81 Capital, funding and liquidity91 Divisional results102 Consumer104 Business105 Westpac Institutional Bank106 Westpac New Zealand107 Economics111 Appendix and Disclaimer121 Contact us130 Disclaimer131

2020 Inter i m Res ul ts P res ent at ion Peter King Chief Executive Officer Financial results throughout this presentation are in Australian dollars and are based on cash earnings unless otherwise stated. Refer page 30 for definition. Results principally cover the 1H20, 2H19 and 1H19 periods. Comparison of 1H20 versus 2H19 (unless otherwise stated).

1H20 Results – Overview. COVID-19•Protecting our people •Helping customers - relief packages and continuing to lend •Remaining open for business Disappointing earnings, strong balance sheet Simplifying the business •Result reflects environment and our own issues •$2.2bn impairment charge, $1.0bn (after tax) charge for AUSTRAC matters •Strong capital, funding and liquidity •Refocus on Australia and New Zealand banking •Creating Specialist Businesses division •Four priorities for the long term

Westpac COVID-19 response[1].

Keeping our people safe

Protecting those coming into work; social distancing and enhanced cleaning

~22k employees working from home

System **upgrades** providing new collaboration tools **300k hours** of audio and video[2]

Supporting consumers

There when you need us >90% of Branches open, ATM availability 99% in March

$39bn in mortgage balances deferred, **105k** mortgages

Special interest rates, TDs & Fixed rate home loans

Backing businesses

$8bn in loan balances deferred, **31k** customers supported

~1,200 customers approved for bridging finance ahead of JobKeeper payments

Lower lending rates, 200bps on overdrafts **100bps** on SME cash-based loans

Merchant terminal **fee relief** for certain customers

Standing behind economy & communities

Government/Industry coordination on packages

$1m Westpac Foundation grants brought forward for small local not-for-profits[3]

Maintained focus on customers and communities affected by **bushfires (~2,000 disaster packages), floods and major storms**

1 Metrics for Australia and Australian customers. 2 In March 2020. 3 Westpac Foundation is administered by Westpac Community Limited as trustee for Westpac Community Trust (ABN 53 265 036 982). Westpac Community Trust is a Public Ancillary Fund, endorsed by the ATO as a Deductible Gift Recipient and is not a part of Westpac Group.

5 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

1H20 Earnings snapshot. 1 Cash earnings is a measure of profit generated from ongoing operations for further detail see page 30. 2 Impairment charge to average loans annualised. 3 Cash EPS is cash earnings divided by weighted average ordinary shares. 4 Return on equity is cash earnings divided by average ordinary equity. 5 Cash earnings basis. 6 The Board has deferred the decision on determining an interim dividend and no dividend will be paid in June 2020. 7 References to notable items in this presentation include provisions for: estimated customer refunds, payments, associated costs and litigation and provisions, along with costs associated with restructuring of the Group’s wealth business and costs associated with the AUSTRAC proceedings and Response Plan. Each remediation program has its own methodology. These methodologies and estimates may change over time as further facts emerge and may require additional provisions

1H20 divisional snapshot. % Change 1H20 – 2H19 reported As reported Excl. notable items1 Consumer$1,410(18%)(20%) Business$604(46%)(43%) Westpac Institutional Bank$175(63%)(63%) New Zealand (NZ$)$281(39%)(41%) Group Businesses($1,477) Large Large 1 Notable items include provisions for: estimated customer refunds, payments, associated costs and litigation and provisions along with costs associated with restructuring of the Group’s wealth business and costs associated with the AUSTRAC proceedings and Response Plan. Each remediation program has its own methodology. These methodologies and estimates may change over time as further facts emerge and may require additional provisions.

Strong balance sheet. (%)Sep-19 Mar-20 CET1 capital ratio10.67 10.81 Total regulatory capital ratio15.63 16.29 CET1 capital ratio (Internationally comparable)115.9 15.8 Customer deposit to loan ratio73.4 75.6 LCR2127 154 NSFR2112 117 Sources of funds 6 9 Uses of funds 3 4 31 19 2 Net equity Customer deposits Net w'sale funding <12 mths Net w'sale funding >12 mths Other3 Gross loans HQLA 1 Internationally comparable methodology aligns with the APRA study titled ‘International Capital Comparison Study’ dated 13 July 2015. 2 Term Funding Facility (TFF) Initial Allocation of $17.9bn added 14ppts to LCR, and 2ppt to NSFR. 3 Other is a balancing item incorporating various other balance sheet items and foreign exchange rate movements.

Our priorities.

Protecting and building value for the long term

Customer franchise	*Best in service, best place to work*	• Simplify products, reduce customer pain points • Grow customer base • Highly motivated employees • Support communities
Performance discipline	*Sustainable long-term value*	• Simplified portfolio, strong balance sheet • Restore mortgage growth • Reset cost base for simpler company • Clearer end-to-end responsibility
Digital Transformation	*Digitised and ready for tomorrow*	• Complete major systems development • Superior data infrastructure • More customers using digital • Automate and streamline processes
Risk management	*Safe bank, right first time*	• Uplift risk capability and culture • Respond to AUSTRAC matter • Upgrade financial crime capability • Implement RC[1] & CGA[2] self-assessment plans

1 RC is Royal Commission. 2 CGA is Culture, Governance and Accountability.

9 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Simplifying how we run the bank. A new Specialist Businesses division •All businesses profitable and performing but ‒Require increased scale ‒Returns not consistent with risk profile •Jason Yetton to lead Specialist Businesses •Approximately $4bn in regulatory capital •Conducting a strategic review, including an assessment of most appropriate ownership Line of business operating model 90 Superannuation Wealth platforms Investments Auto finance General insurance Life insurance Westpac Pacific 10 Banking Specialist Businesses •Retains divisional structure •Improves decision making •Accountability for end-to-end performance •Better aligns with future regulatory requirements Consumer Customer sales/service Business Customer sales/service WIB Customer sales/service Specialist Westpac NZ Mortgages Line of business Line of business Line of business Line of business Line of business Line of business Line of business Line of business

2020 Interim Results

Presentation

Gary Thursby

Acting Chief Financial Officer

Westpac Banking Corporation
ABN 33 007 457 141

Westpac GROUP

Financial results throughout this presentation are in Australian dollars and are based on cash earnings unless otherwise stated. Refer page 30 for definition. Results principally cover the 1H20, 2H19 and 1H19 periods. Comparison of 1H20 versus 2H19 (unless otherwise stated).

1H20 result snapshot.

Cash earnings ($m) 1H20 – 2H19



• $97m Group life insurance DAC
• $140m General insurance bushfire, and storm claims
3,553
377
3,930
76
(402)
(167)
(1,777)
618
2,278
(1,285)
993
Down 42%
Down 72%
2H19
2H19 notable items[1]
2H19 excl. notable items[1]
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI[2]
1H20 excl. notable items[1]
1H20 notable items[1]
1H20

1 Notable items include provisions for: estimated customer refunds, payments, associated costs and litigation and provisions along with costs associated with restructuring of the Group's wealth business and costs associated with the AUSTRAC proceedings and Response Plan. Each remediation program has its own methodology. These methodologies and estimates may change over time as further facts emerge and may require additional provisions 2 NCI is non-controlling interests.

12 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Notable/infrequent/volatile items. 1H192H19 1H20 Group DVA1(11)(41) (68) Asset write-downs--(70) Group life insurance DAC2--(68) Asset sales4142 - Total cash earnings impact301 (206) AUSTRAC & RemediationInfrequent/volatile items detail • Provisioned $900m for potential penalty in relation to the AUSTRAC civil proceedings • $127m impact to cash earnings from additional costs associated with the AUSTRAC response plan • Remediation & litigation includes provisions for estimated customer refunds, payments, associated costs, and litigation • Higher DVA reflects widening of credit spreads at the end of the half • Software and ATM write-down following reassessment in light of current economic environment 1 DVA is derivative valuation adjustment. 2 DAC is deferred acquisition costs.

Margins well managed. Net interest margin (bps) 2.133bps2.16 4bps(5bps) 1bp(1bp)(2bps)3bps2.16(3bps)2.13 0.090.090.120.12 Treasury & Markets impact on NIM 2.042.07 Flat 2.042.01 NIM excl. Treasury & Markets Tractor rate1 (%)Australian deposits2 ($bn) Distribution by interest rate (bps) 3% $44bn Deposits hedged $53bn Capital hedged 2% 1% 3 year swap rate (spot)Tractor 0% 160 $95bn at Sep-19 34228 186 Mar-16Mar-17Mar-18Mar-19Mar-20 <25bps25<50bps50<75bps75<100bps100bps+ 1 Tractor is the 3 year moving average hedge rate for hedges on capital and low rate deposits. 2 Excludes mortgage offset balances and other product differences.

Non-interest income.

Down 16%, 18% excluding notable items[1]

Net Fees ▼ 5%

- WIB lower syndication
- Cards lower from higher reward costs, reduced interchange, and lower FX fees



991[1]
947[1]
902[1]
325
297
277
271
274
269
395
376
356
1H19
2H19
1H20
Cards & merchants
Other fees
Business & institutional

Wealth and Insurance ▼42%

- Higher bushfire & storm claims
- DAC write-off in group life insurance
- Funds down from lower margins
- Other - lower capital returns



758[1]
802[1]
465[1]
67
71
5
232
272
43
459
459
417
1H19
2H19
1H20
Other
Insurance
Funds

Trading and Other ▼4%

- Trading - higher FX trading offset by DVA and lower customer income
- Other - lower asset sales



565
459
439
101
16
10
464
443
429
1H19
2H19
1H20
Other
Trading

1 Excluding notable items. Notable items include provisions for: estimated customer refunds, payments, associated costs and litigation and provisions along with costs associated with restructuring of the Group's wealth business and costs associated with the AUSTRAC proceedings and Response Plan. Each remediation program has its own methodology. These methodologies and estimates may change over time as further facts emerge and may require additional provisions

15 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

1H20 expenses.

Up 23%, 3% excluding notable items[1]

Expenses ($m) 1H20 – 2H19



4,990
(187)
4,803
144
(188)
14
98
99
4,970
1,190
6,160
Up 1%
Up 3%
2H19
2H19 notable items
2H19 excl. notable items
BAU[2]
Structural productivity
Investment
Reg. & Compliance
Asset write downs
1H20 excl. notable items
1H20 notable items
1H20

1 Excluding notable items. Notable items in this presentation include provisions for: estimated customer refunds, payments, associated costs and litigation and provisions along with costs associated with restructuring of the Group's wealth business and costs associated with the AUSTRAC proceedings and Response Plan. Each remediation program has its own methodology. These methodologies and estimates may change over time as further facts emerge and may require additional provisions. 2 BAU is business as usual.

16 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Credit quality – early signs of stress. Stressed exposures as a % of TCE1 Mortgage delinquencies – 30 and 90 days2 3.20 Watchlist & substandard 90+ day past due and not impaired Impaired 3.0 2.0 90+ day past due 30+ day past due 1.0 2.07 1.60 1.32 0.0 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Unsecured consumer delinquencies – 30 and 90 days2 0.85 1.24 0.99 1.20 1.051.081.10 1.20 0.62 4.0 90+ day past due 30+ day past due 0.46 0.31 0.71 0.26 0.54 0.65 0.560.55 0.55 0.50 0.50 3.0 2.0 0.67 0.44 0.250.330.340.390.430.48 0.270.200.220.150.140.170.170.20 1.0 Sep-10 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 Mar-19 Sep-19 Mar-20 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 1 TCE is total committed exposure. 2 Australia. 17Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

1H20 Impairment charge composition. ($m) Individually assessed provisions Collectively assessed provisionsTotal New IAPs1 Write-backs & recoveries Write-offs direct Other movement in CAP2 Lifts provisions and coverage Total ECL provisions$5,766 IAP to impaired assets 50% CAP to CRWA3140bps 2,238 Small number of larger names in WIB, Business and New Zealand Predominantly COVID-19 related along with an increase in the overlay relating to bushfires 1,619 173170 351 (150)(170)(170) 418 535 438 (108) 333 461 1H192H191H201H192H191H201H192H191H201H192H191H201H192H191H20 1 IAP is individually assessed provisions. 2 CAP is collectively assessed provisions. 3 CRWA is credit risk weighted assets.

COVID-19 provision reflects 3 key drivers. Change in economic forecasts and scenario weights $1,135mSector overlays $446m Changed economic forecasts Changed scenario weights (%) High risk sectors as % of total TCE Q3 2020 (peak) Forecast base case 20202021 10.0 0.5 0.5 0.5 0.8 0.9 1.1 4.4 Health & community services GDP growth (yr end)(8.2%)(5.0%)4.0% Unemployment 8.8% 6.8%6.0% prices(2%)(15%)(5%) Upside scenario Base case Downside 62.5 55.0 Manufacturing Transport & storage Construction scenarios ($m) Sep-19Mar-20 provision 27.5 40.0 Accommodation, cafes & restaurants Retail & wholesale trade 2,748 4,476 7,065 7,902 3,913 5,766 Sep-19Mar-20 • Westpac uses 3 economic scenarios for impairment provision estimates • Downside case reflects longer duration economic cycle Property & property services • Overlay reflects assessment of industries currently under greater risk of downgrade, and expectation consumer portfolios may also deteriorate • Assume a significant increase in credit risk has occurred and hence provisions move from 12 month expected loss to 100% base case ECL 100% downside ECL ECL Provisions lifetime expected loss

Support packages. AustraliaNew Zealand Mortgages Business Accounts Balances 7% of total accounts 9% of total balances 105k $39bn Relief packages to customers31k Relief package balances$8bn Mortgage relief package accounts15k Mortgage relief package balancesNZ$6bn Owner-occupier66% Principal & interest79% Weighted avg dynamic LVR65% Packages by dynamic LVR on balances (%) 0% - 60% 8 38 81% - 90% 40 >90% TCE by industry (%) 13Education 5 4 8 Transport & Storage 10 Accommodation & Hospitality 11 Manufacturing 12Construction 11Other services 13 Agriculture 20Retail & wholesale trade Property & property services Temporary business overdrafts~1,500 Business exposures supportedNZ$2.8bn Mortgage support packages by LVR on balances (%) 1 5 61% - 80% 81% - 90% 57 >90%

CET1 ratio 10.81%. CET1 capital ratio (% and bps) 15.81 10.6410.6751 (57)(1) 1862 Up 14 bps (30)(29) 10.81 Credit risk weighted asset sensitivity Impact over 2 years CRWA/EAD4 CET15 V-shaped recession, mortgage delinquencies 2x Basecurrent levels, business downgrades across range of casesectors. Up 3-5ppts~105bps Prolonged Prolonged downturn, mortgage delinquencies 4x downturncurrent levels, further downgrades in business Up 7-9ppts~180bps composition (%) 2.8% buffer 3.5% capital conservation buffer 4.5% CET1 minimum 8% requirement including capital conservation buffer3 1 Includes FX. 2 The impact of notable items on the CET1 ratio incudes capital deduction for the associated deferred tax assets. 3 The regulatory requirement of 4.5% and 3.5% Capital Conservation Buffer for D-SIBs. It may be higher for individual banks. 4 CRWA/EAD is credit risk weighted assets to exposure at default. 5 The CET1 impacts shown are the translation of credit RWA sensitivities into CET1 only. They are not the overall impact of the scenarios described on CET1.

Considerations for 2H20 – significant uncertainty.1 1 The information on this page contains ‘forward-looking statements’ and statements of expectation reflecting Westpac’s current views with respect to future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. They have been based upon management's expectations and beliefs concerning future developments and their potential effect upon Westpac. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied in such statements. Investors should not place undue reliance on forward-looking statements and statements of expectation. Except as required by law, Westpac is not responsible for updating, or obliged to update, any matter arising after the date of this presentation. The information in this page is subject to the information in Westpac’s ASX filings, including its 2020 Interim Financial Results, and elsewhere in this presentation.

2020 Inter i m Res ul ts P res ent at ion Peter King Chief Executive Officer Financial results throughout this presentation are in Australian dollars and are based on cash earnings unless otherwise stated. Refer page 30 for definition. Results principally cover the 1H20, 2H19 and 1H19 periods. Comparison of 1H20 versus 2H19 (unless otherwise stated).

Summary. COVID-19•Prioritise protecting our people •Continue supporting customers •Backing the economy Challenging outlook Simplifying the business •Operating environment expected to deteriorate •Continue to bias long-term strength •Various headwinds on earnings •Finalise new structure •Begin preparing long-term plan for new environment 24Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Investor Discussion Pack Financial results throughout this presentation are in Australian dollars and are based on cash earnings unless otherwise stated. Refer page 30 for definition. Results principally cover the 1H20, 2H19 and 1H19 periods. Comparisons of 1H20 versus 2H19 (unless otherwise stated)

Strategy

Strategy

Our agenda.

Our Vision

To be one of the world's great service companies,
helping our customers, communities and people, to prosper and grow

CEO Priorities

Customer franchise

- Simplify products for customers
- Reduce customer pain points
- Grow customer base
- Motivated employees
- Support communities

Performance disciplines

- A simplified portfolio of businesses with a genuinely distinct advantage
- A strong balance sheet
- Restore mortgage growth
- Reset cost base for simpler company
- Clear operating approach – end-to-end and line of business accountabilty
- Improve capital efficiency
- Establish specialist businesses division

Digital transformation

- Complete major systems development
- Superior data infrastructure
- More customers using digital
- Automate and simplify systems and processes
- Build and strengthen digital partnerships

Risk management

- Respond to AUSTRAC, rectify systems and progress on Financial Crime Program
- Uplift risk capability and culture
- Implement Royal Commission and CGA self-assessment plans
- Remediate outstanding customer issues

Underpinned by

Strong balance sheet

- Well-positioned capital
- Strong deposit funding base
- Sound wholesale funding base
- Liquidity well above regulatory minimums
- Disciplined approach to credit

Clear responsibility and accountability

- New Chairman appointed
- Board Financial Crime Committee established
- Board Nominations Committee oversee governance

27 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Strategy

Westpac Group at a glance.

Australia's First Bank.

WBC listed on ASX & NZX

WBK LISTED NYSE

- In its 204th year, Australia's first bank and first company, opened 1817
- Australia's 2nd largest bank and 31st largest bank in the world, ranked by market capitalisation[1]
- Well positioned across key markets with a service-led strategy focused on customers
- Supporting consumers and businesses in Australia and New Zealand and customers with ties to these markets
- Unique portfolio of brands providing a full range of financial services across consumer, business and institutional banking, and wealth administration
- Capital ratios are in the top quartile globally, with sound credit quality
- Credit ratings[2] AA- / Aa3 / A+
- Leader in sustainability[3]

Four operating divisions

Consumer: Westpac, bankSA, BT, St.George, Bank of Melbourne, RAMS

Business: Westpac, bankSA, BT, Advance Asset Management, St.George, Bank of Melbourne, BT Panorama

Westpac Institutional Bank (WIB): Westpac, Westpac Pacific

Westpac New Zealand: Westpac New Zealand

Key statistics at 31 March 2020

Customers	14.2m
Australian household deposit market share[4]	22%
Australian mortgage market share[5]	22%
Australian business credit market share[5]	16%
New Zealand deposit market share[6]	19%
New Zealand consumer lending market share[6]	18%
Australian wealth platforms market share[7]	18%

Key financial data for First Half 2020

Reported net profit after tax	$1,190m
Cash earnings	$993m
Expense to income ratio[8]	59.6%
Common equity Tier 1 capital ratio (APRA basis)	10.8%
Return on equity[8]	2.9%
Total assets	$968bn
Market capitalisation[9]	$60bn

1 31 March 2020 Source: S&P Capital IQ, based in US$. 2 S&P Global Ratings, Moody's Investors Service and Fitch Ratings respectively. Moody's Investor Services has Westpac on a stable outlook. S&P Global Ratings and Fitch Ratings have Westpac on a negative outlook. 3 A member of banking sector leadership group DJSI World, since 2002. 4 APRA Banking Statistics, March 2020. 5 RBA Financial Aggregates, March 2020. 6 RBNZ, March 2020. 7 Strategic Insights December 2019. All Master Funds Admin. 8 Cash earnings basis. 9 Based on share price at 31 March 2020 of $16.50.

28 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Results

Cash earnings and reported net profit reconciliation. Results Cash earnings1 policy 1H20 ($m) % chg% chg 1H20-2H19 1H20-1H19 Cash earnings Cash EPS (cents) Reported net profit 993 27.7 1,190 (72)(70) (73)(71) (67)(62) Reported EPS (cents) 33.2 (68)(64) •This measure has been used in the Australian banking market for over 15 years and management believes it is the most effective way to assess performance for the current period against prior periods and to compare performance across divisions and across peer companies •To calculate cash earnings, reported net profit is adjusted for: − Material items that key decision makers at the Westpac Group believe do not reflect the Group’s operating performance − Items that are not considered when dividends are recommended, such as the amortisation of intangibles, impact of treasury shares and economic hedging impacts − Accounting reclassifications between individual line items that do not impact reported results Reported net profit and cash earnings ($bn) Reported net profit and cash earnings adjustments ($m) 4.2 4.3 Reported profitCash earnings 3.9 3.8 3.2 3.3 3.6 3.6 1.2 1.0 1H182H181H192H191H20 2H19 1H20 Reported net profit 3,611 Fair value (gain)/ loss on economic hedges (90) Ineffective hedges (15) Adjustments related to Pendal Group 40 Treasury shares 7 1,190 (219) (24) 63 (17) Cash earnings3,553 993

1H20 cash earnings.

Impacted by higher impairment charges and notable items.

Results

	1H20 $m	% Change 1H20-2H19	% Change 1H20-1H19
Net interest income	8,666	1	3
Non-interest income	1,675	(16)	(2)
Expenses	(6,160)	23	22
Core earnings	4,181	(25)	(17)
Impairment charges	(2,238)	Large	Large
Tax and non-controlling interests (NCI)	(950)	(39)	(34)
Cash earnings	993	**(72)**	**(70)**
Add back notable items (after tax)	1,285	Large	71
Cash earnings ex notable items	2,278	**(42)**	**(44)**
Reported net profit	**1,190**	**(67)**	**(62)**

1 Deferred acquisition costs related to group life insurance.

Cash earnings 1H20 – 2H19 ($m)


Higher insurance claims, write-off of DAC[1] and lower fee income
Higher regulatory & compliance spend and asset write-downs
Mostly higher provisions in preparation for COVID-19 impacts
3,553
377
3,930
76
(402)
(167)
(1,777)
618
2,278
(1,285)
993
Down 42% ex notable items
Down 72%
2H19
Add back notable items
2H19 ex-notable items
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
1H20 ex-notable items
Notable items
1H20

Cash earnings 1H20 – 1H19 ($m)


Higher insurance claims, lower fee income and write-off of DAC[1]
Higher regulatory & compliance spend, asset write-downs and increased software amortisation
Mostly higher provisions in preparation for COVID-19 impacts
3,296
753
4,049
171
(508)
(203)
(1,905)
674
2,278
(1,285)
993
Down 44% ex notable items
Down 70%
1H19
Add back notable items
1H19 ex-notable items
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
1H20 ex-notable items
Notable items
1H20

31 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Notable items in 1H20 and 2H19.

Results

In 1H20 and 2H19, the Group raised certain provisions known throughout this document as "notable items" which relate to the following:

Estimated customer refunds, payments, associated costs and litigation[1]

Provisions of $258m (after tax) in 1H20, $341m in 2H19. The majority of provisions relate to remediation programs for:

- Refunds to certain business customers who were provided with business loans where they should have been provided with loans covered by the *National Consumer Credit Protection Act Cth (2009)* (2H19 and 1H20)
- Other items as part of our get it right, put it right initiative including compensation to customers on our platforms who were not advised of certain corporate actions and refunds to some BT customers where certain wealth fees were inadequately disclosed (1H20)
- Certain ongoing advice service fees associated with the Group's salaried financial planners and authorised representatives (2H19)
- Refunds for certain customers that had interest only loans that did not automatically switch, when required, to principal and interest loans (2H19)

AUSTRAC matters[1]

Costs associated with AUSTRAC proceedings including a provision for a potential penalty and costs incurred as part of the Group's response plan

Wealth reset[1]

In 2019 the Group announced its decision to reset its Wealth business. In 1H20, the Group raised no further provisions for restructuring and transition

1H20 notable items ($m)	Consumer	Business	NZ[2]	GB[3]	AUSTRAC matters GB[3]	Group
Net interest income	5	(107)	(4)	-	-	**(106)**
Non-interest income	-	(2)	(3)	(126)	-	**(131)**
Expenses	-	(32)	-	(100)	(1,058)	**(1,190)**
Core earnings	5	(141)	(7)	(226)	(1,058)	**(1,427)**
Impairment charges	-	-	-	-	-	**-**
Tax and non-controlling interests	(2)	42	2	69	31	**142**
Cash earnings	**3**	**(99)**	**(5)**	**(157)**	**(1,027)**	**(1,285)**

2H19 notable items ($m)	Consumer	Business	NZ[2]	GB[3]	Wealth reset GB[3]	Group
Net interest income	(38)	(81)	(13)	-	-	**(132)**
Non-interest income	(2)	(23)	(4)	(191)	-	**(220)**
Expenses	(6)	(67)	(15)	(48)	(51)	**(187)**
Core earnings	(46)	(171)	(32)	(239)	(51)	**(539)**
Impairment charges	-	-	-	-	-	**-**
Tax and non-controlling interests	15	52	9	71	15	**162**
Cash earnings	**(31)**	**(119)**	**(23)**	**(168)**	**(36)**	**(377)**

1 For further information refer to Westpac's 2020 Interim Financial Results Announcement. 2 In AUD. 3 Group Businesses.

32 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

1H20 financial snapshot.

Results

	1H20	Change 1H20- 2H19	Change 1H20- 1H19
Earnings[1]			
Earnings per share (cents)	27.7	(73%)	(71%)
Core earnings ($m)	4,181	(25%)	(17%)
Cash earnings ($m)	993	(72%)	(70%)
Return on equity (%)	2.9	Large	Large
Expense to income ratio (%)	59.6	Large	Large
Net interest margin (%)	2.13	-	1bp
Credit quality			
Impairment charges to average gross loans (bps)	62	49bps	53bps
Impaired assets to gross loans (bps)	30	5bps	6bps
Impaired provisions to impaired assets (%)	50.1	Large	Large
Collectively assessed provisions to credit RWA (bps)	140	45bps	42bps

	1H20	Change 1H20- 2H19	Change 1H20- 1H19
Balance sheet			
Total assets ($bn)	967.7	7%	9%
Common equity Tier 1 (CET1) capital ratio (APRA basis) (%)	10.8	14bps	17bps
CET1 capital ratio (Internationally comparable[2]) (%)	15.8	(4bps)	(36bps)
CET1 capital ($bn)	48.0	5%	7%
Risk weighted assets (RWA) ($bn)	443.9	4%	6%
Loans ($bn)	719.7	1%	1%
Customer deposits ($bn)	543.8	4%	6%
Net tangible assets per share ($)	15.43	-	2%
Funding and liquidity			
Customer deposit to loan ratio (%)	75.6	218bps	393bps
Net stable funding ratio (%)	117	5ppts	4ppts
Liquidity coverage ratio[3] (%)	154	27ppts	16ppts
Total liquid assets[4] ($bn)	199.9	18%	32%

1 All measures on a cash earnings basis. 2 Internationally comparable methodology aligns with the APRA study titled 'International Capital Comparison Study' dated 13 July 2015. 3 1H20 includes Term Funding Facility (TFF) 4 Total liquid assets represent cash, interbank deposits and assets eligible for existing repurchase agreements with a central bank.

33 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

COVID-19

Trends in activity.

COVID-19

Impact of COVID-19 restrictions on activity.

Calls to customer assist team[1] (# per day)


Business
Consumer
Bus Jan 2020 Avg
Cons Jan 2020 Avg
1,500
1,000
500
-
2-Mar
9-Mar
16-Mar
23-Mar
30-Mar
6-Apr
13-Apr
20-Apr
27-Apr

ATM weekly transactions[3] (#)


Compared to Feb, avg weekly transactions in April 47% lower
7-Feb
14-Feb
21-Feb
28-Feb
6-Mar
13-Mar
20-Mar
27-Mar
3-Apr
10-Apr
17-Apr
24-Apr

EFTPOS weekly transactions[6] (#)


Compared to Feb, avg weekly transactions in April 30% lower
7-Feb
14-Feb
21-Feb
28-Feb
6-Mar
13-Mar
20-Mar
27-Mar
3-Apr
10-Apr
17-Apr
24-Apr

Business applications[2] (#)


2020
2019
Application numbers in line with 2019 until mid-March. Applications down 26% by late April
10-Jan
17-Jan
24-Jan
31-Jan
7-Feb
14-Feb
21-Feb
28-Feb
6-Mar
13-Mar
20-Mar
27-Mar
3-Apr
10-Apr
17-Apr
24-Apr

WIB committed facility utilisation[4]


WIB TCE[5] ($bn)
Utilisation (%)
60
60
64
63
120
119
121
120
Sep-19
Feb-20
Mar-20
Apr-20

Loan and deposit growth[7] ($bn)


Loans
Deposits
(1.1)
3.7
0.1
(3.9)
2.9
19.0
(3.2)
9.7
Jan-20
Feb-20
Mar-20
Apr-20

1 Shows the number of calls to the Customer Assist team requesting support packages. The volume is compared to the daily average number of calls in January 2020. Volumes were higher in January 2020 due to customers accessing bushfire support packages. 2 Business applications relates to applications for business lending and mortgages submitted by Commercial and SME customers in Australia. 3 Number of transactions processed each week using Westpac ATMs. 4 Utilisation is drawn lending as a proportion of total committed exposures. 5 Excludes off balance sheet exposures for trade finance, guarantees and derivatives. Excludes Westpac Pacific. 6 Number of transactions processed each week on Westpac EFTPOS terminals. 7 Reflects changes in Australian loans and deposits. Loan growth is based on gross loans.

35 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Responding to COVID-19. COVID-19 Protecting our people Helping our people work from home •Increased capability with ~22,000 Australian corporate site-based1 employees working from home (around 85%) •Ability to double this capacity in need •Business continuity testing including stress testing on IT infrastructure for remote access •Conducted over 300,000 hours of audio and video conferences in March 2020 (up from around 42,000 hours in March 2019) Focussing on health and wellbeing •Hygiene and social distancing practices allowing ~4,000 employees to continue operating in corporate sites •Daily hospital-grade disinfecting on high-touch surfaces in all offices and branches •Installation of polycarbonate screens for teller booths and personal protective equipment available in branches •Temperature checking in large corporate sites1 including Westpac Place and Barangaroo offices in Sydney Providing critical banking services Branches •On average 95% of branches have been open through March and April •Helping customers to access banking through alternative means, including increased one-on-one support for elderly customers Payment network •Increased use of payment networks as retailers avoid cash •Temporary increase in tap-and-go limit to $200 (from $100) Operations, complaints and call centres •Increased staffing levels in these centres to support customers, including redeployment of staff to support these areas •Certain capabilities and operations delivered onshore Other distribution channels •Over 98% of ATMs operational •Supporting customers sign-up for online banking 1 Includes operations centres and call centres. 36Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Responding to COVID-19. Supporting consumers1Supporting businesses1 Supporting our NZ customers2 3 •Three months – ability to defer mortgage repayments. Option to extend by a further 3 months following a review •Three months – ability to defer credit card and personal loan repayments with no interest accrual •2.29% fixed home loan rate for certain customers for 1, 2 and 3 year terms •1.7% special interest rate on 12 month term deposit available to all customers •2.0% special interest rate on 8 month term deposit available to customers aged 65 years and over •$10 billion mortgage fund to assist customers purchase a home •Assisting elderly customers to access telephone and internet banking: specialist call centre available to help people register for and use online banking •Issued over 6k debit cards to replace passbooks, minimising the need for vulnerable customers to go to branches •Life insurance policies include cover for pandemics •Six months – ability to defer repayments across loans. Business customers with a TCE of less than $10m qualify for this relief. This covers 98% of business customers •JobKeeper temporary overdraft – available for 180 days as bridging finance for customers eligible for ATO JobKeeper payments •$250k – unsecured loan (up to 3 years) for businesses with turnover <$50m backed by 50% Federal Government guarantee •200bps discount on overdrafts and 100bps discount on small business cash-based loans •Six months – ability to defer business credit card repayments and a reduced rate during the deferral period •Merchant terminal fee relief for up to 3 months for customers with annual transaction value <$5m •No establishment fees on equipment finance loans originated up to 30 June •Fee free redraws where permitted (subject to approval) and loan restructuring •Relationship managers available via phone and videoconference •Increased the limit per cheque deposited via mobile cheque capture to $20k (from $1k) •Temporary increase in tap-and-go limit to $200 (from $100) Businesses •Three months – ability to defer repayments across business lending •$500k – 3 year loan for businesses with turnover >$250k – $80m, backed by 80% New Zealand Government guarantee •90 days – temporary overdrafts available for businesses •Early withdrawal from term deposits (requires 32 days notice) •Fees waived on contactless debit cards for businesses with turnover <$500k •Fees waived on minimum monthly merchant service fees for all businesses during government lockdown period Consumers •Six months – ability to defer mortgage and personal loans repayments •45 days – temporary overdrafts available for consumers •Early withdrawal from term deposits with no penalty •3.05% 1-year special housing loan rate and 3.35% 2-year special housing loan rate 1 For full details of the support packages available to customers including eligibility criteria and terms and conditions refer to www.westpac.com.au 2 For full details of the support packages available to customers including eligibility criteria and terms and conditions refer to www.westpac.co.nz 3 All figures in $NZ unless otherwise indicated. 37Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Customer support for mortgages.[1]

COVID-19

Repayment relief for Australian home loan customers.

Total mortgage portfolio

1.6m accounts

$446bn balances

59% owner-occupier

73% principal & interest

41% more than 3 months ahead on repayments

57% weighted avg dynamic LVR

Repayment relief provided

105k accounts

$39bn balances

66% owner-occupier

79% principal & interest

24% more than 3 months ahead on repayments

65% weighted avg dynamic LVR

Repayment relief criteria

3 months with review

Initial 3 month repayment deferral on home loan repayments with interest capitalising. Option to extend by a further 3 months following a review

Australian mortgage repayment relief approvals by dynamic LVR (%)



38
40
14
8
0% - 60%
61% - 80%
81% - 90%
>90%

Australian mortgage repayment relief approvals by state (%)



39
28
17
9
8
NSW
Victoria
QLD
WA
Other States and Territories

Chart does not add to 100 due to rounding

1 Data at 29 April 2020. For eligibility and terms and conditions, please refer to the Westpac website www.westpac.com.au

38 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Customer support for small business.1 Helping small businesses with their cash flow needs. COVID-19 Approvals 31k repayment relief packages approved for small business customers Provides up to 6 months repayment deferral with interest capitalising Repayment relief approvals by state (%) 10NSW & ACT Equates to relief on repayments for $8bn of lending balances10 1,200 customers approved for unsecured lending for JobKeeper payment 100k merchant accounts - facility fees refunded $70m saved in interest costs through reduced lending rates on facilities25 28 VIC & TAS QLD WA >$1bn in cash flow relief provided to business customers 28 SA & NT Business TCE by industry (%)Repayment relief approvals by industry (%) 53 1 20 8 Property and property services Retail and wholesale trade Agriculture Finance & professional services Other services Construction 44Property and property services 823Retail and wholesale trade Agriculture Finance & professional services 7 Other services Construction 1013 1111 12 Manufacturing Accommodation & Hospitality Transport & Storage Healthcare Education 1112 13 14 Manufacturing Accommodation & Hospitality Transport & Storage Healthcare Education 1 Data at 29 April 2020. Business customers includes SME <$3m and Commercial customers up to $10m in business lending exposures. Analysis is based on total committed exposures. Customer cash flow impacts for saved interest costs and cash flow relief are estimates based on current applications and are a forward 6 month projection. For eligibility and terms and conditions, please refer to the Westpac website www.westpac.com.au. Charts may not add to 100 due to rounding. 39Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Customer support in New Zealand.[1]

COVID-19

Repayment relief for New Zealand home loan and business customers.

Total mortgage portfolio

182k customers

$291k average loan size

74% owner-occupier

85% principal & interest

66% more than 3 months ahead on repayments

60% weighted avg dynamic LVR

Approvals

15k customers

$400k average loan size

83% owner-occupier

93% principal & interest

26% more than 3 months ahead on repayments

63% weighted avg dynamic LVR

6 months repayment deferral with interest capitalising.

Mortgage customer support packages by LVR (%)



37
57
5
1
0% - 60%
61% - 80%
81% - 90%
Greater than 90%

Business customer support[2]

$2.8bn aggregate lending exposure

3,222 loans restructured

1,523 temporary overdrafts established

674 Support Loan applications

3 months

3 months repayment deferral on loans. Customer repayments must be up to date for at least 90 days prior to application.

Business customer support by industry[2] (%)



3
2
2
19
41
6
9
9
9
Accomodation and food services
Construction
Health Care
Manufacturing & Argiculture
Other
Professional services
Rental, Hiring and Real Estate Services
Retail & Wholesale Trade
Transport, Postal and warehousing

1 Figures in $NZ and as at 29 April 2020 unless otherwise noted. For eligibility and terms and conditions, please refer to the Westpac website www.westpac.co.nz 2 Data at 30 April 2020. Excludes institutional customers.

40 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Customer franchise

Customer franchise. Customer franchise MFI Share1,2 Net Promoter Score (NPS)2 WestpacSt.George brandsPeers 14.1% 29.2% 12.1% 16.3% Consumer -6.2 -7.2 -10.0 -11.2 Aug-17Feb-18Aug-18Feb-19Aug-19Feb-20 Peer 1Peer 2Peer 3Westpac Group WestpacSt.George brandsPeers 5.9 Customer numbers (#m) Australian bankingNew ZealandOther 13.714.014.214.2 1.71.71.71.7 1.41.41.41.3 -14.6 Business -20.8 Aug-17Feb-18Aug-18Feb-19Aug-19Feb-20 WestpacPeers New Zealand 36 34 10.610.911.111.224 21 Mar-17Mar-18Mar-19Mar-20 1 Main Financial Institution for Consumer customers. Data at February 2020. 2 Refer page 129 for details of the metric provider. Sep-17Mar-18Sep-18Mar-19Sep-19Mar-20 42Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Helping customers through natural disasters. Customer franchise First bank to publicly announce a community response to bushfires in November 2019. In 2019/2020 Australia faced unprecedented bushfires. The impact on individuals and communities was devastating. Westpac supported people, businesses and communities impacted in a number of ways Deployed mobile customer support teams across affected regions •Set up mobile branches and ATMs •Provided customers access to cash when networks were down and mobile payments were not possible •Established a central team to support customers’ needs Provided around 1,9801 disaster relief packages to customers to manage their finances, including providing alternative arrangements such as repayment holidays. Packages provided included: •205 across cards and personal lending •870 for home loans •905 for business banking products (including auto and equipment finance) Received around 585 General Insurance claims •The total claims from bushfires currently estimated at $37 million2 Supporting communities and customers •Provided over $3.8m in emergency cash grants to consumer and business customers •Donated over $1.4m to community groups and charities, including Financial Counselling Australia, state-based volunteer fire services, Foundation for Rural and Regional Renewal and the Victorian Bushfire Appeal •Collected over $1.7m in donations from customers and employees for the Salvation Army, including the contribution from Westpac’s matching gifts policy Westpac employees volunteering with BlazeAid assisting to rebuild fences destroyed by bushfire in Wingham (335 km north of Sydney) Supporting our people •Uncapped paid leave for employees who are emergency services volunteers in bushfire affected areas •3 days paid volunteering leave for employees wanting to volunteer in bushfire affected areas 1 Bushfire Recovery Support Packages provided to customers to 31 March 2020. Full details of Bushfire Recovery Support Packages are available at www.westpac.com.au 2 Estimated gross cost for Westpac before reinsurance. 43Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Digital transformation

Continued migration to digital. Reducing cost to serve. Digital transformation Digitally active customers (#m)Accounts with eStatementseWallet transactions1 (#m) Digital transactions2 (#m) 4.69 4.814.90 4.995.04 Number (#m)eStatements (%) 5557 4952 45 8.99.69.8 Apple Pay launched in December 2019 for regional brands and 28 April 2020 for the Westpac brand 17.4 222 234242 257267 7.78.4 2.6 3.8 5.5 6.9 Up 10% Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 1H182H181H192H191H20 1H182H181H192H191H20 Australian ATMs (#)Australian branches (#) Westpac Red interactions (AI chatbot) Branch transactions (#m) 2,835 2,542 2,2132,1932,133 1,0251,006971955 931 Conversations (#'000s) Resolved by Red (%) 76 7071 934 20.820.1 18.6 17.716.5 800 127 Down 11% Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 1H192H191H20 1H18 2H18 1H19 2H19 1H20 1 eWallet include transactions via Android Pay, Apple Pay, Fitbit Pay, Garmin Pay and Samsung Pay. 2 Digital transactions include all payments transaction (Transfer Funds, Pay Anyone and BPAY) within Westpac Live and Compass, excl. Corporate Online and Business Banking online. 45Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Digital transformation

Customer Service Hub.

Westpac 1st Party roll-out complete with significant improvements to the customer and banker experience.

Re-engineering the home ownership process

Digitising end-to-end home loan origination

Capabilities delivered

Customer access via any channel
Applications available seamlessly across channels (banker/branch/phone/online)
Sustained improvement in Customer NPS[1]

Banker dashboard
Single point for bankers to view customer information and loan application status

Customer digital upload and application tracker
Customers can upload documents from home, and check the status of their loan at any time
50% track applications online[2]

Simplified assessment/approval for customer & banker
Digitises a number of manual processes
Time to Approval is 23% faster[2]

Digital offer and acceptance
Plain English terms & conditions and online acceptance
40% of customers accept documents digitally[2]

Settlement
Digital streamlined settlement integrated with land titles registry

Leading to:

Improved customer experience	Increased banker productivity	Lower cost of change	More home ownership needs met at origination	Increased efficiency
50% reduction in customer documents	25% reduction in banker time spent processing	1.7x to 1.2x reduction in change costs. Single platform across multiple brands	10% more of customers' lifestyle and protection needs met	25% reduction in the cost of mortgage origination

1 Channel NPS for Customer Service Hub loans higher for 6 monthly moving average and March spot results. This is an internal measure of NPS based on customer surveys. 2 1H20 data.

46 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Digital transformation

Customer Service Hub.

Delivering an end-to-end digital customer experience.


9:41
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YOUR GOAL
Property details
Tell us about the property you're looking to buy.
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116 Harrison Street Nollamara...
Nollamara Primary School


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YOUR DOCUMENTS
Provide your documents
Upload documents for the sections that are relevant to you.
What you need to know:
We'll use these documents to understand your financial situation and get you conditional approval.
We may need additional documents if you proceed to getting full approval.
Make sure you conceal any tax file numbers that appear in any of your documents.
Once you're done, you can view the list of uploaded documents here.
Documents for what you earn
If salaried


9:41
200
Helping you get ready to buy.
Our reference: 1234567890
Hi Mary,
Good news.
Your home loan is conditionally approved.
Borrower Names: John and Mary Smith
Loan Amount: $750,000
Property: You've told us you're searching for a house in Newtown, 2042


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Loan Contract
The terms and conditions of the loan.
Read document

Get started online	Upload documents online	Digital approval alert	Easily track loan progress	Online loan acceptance

47 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Panorama. Supporting advisers and investors. Digital transformation FUA on Panorama ($m)Investors on Panorama (#) BT Open pricing structure success since 1st October 2018 An increase of: • 1,052 active advisers on Panorama • 16,170 Asgard Open accounts1 • 46,639 BT Wrap Open accounts1 • 7,579 accounts transferred from legacy platforms onto Panorama 9,363 12,402 17,041 23,38724,700 Up 45% 17,608 23,462 32,444 44,314 Up 69% 54,781 Mar-18Sep-18Mar-19Sep-19Mar-20 Mar-18Sep-18Mar-19Sep-19Mar-20 Active advisers on Panorama (#)SMSF funds on Panorama (#) 2,827 10,981 One system for all investors & advisers One core operating system 2,291 2,494 9,289 Bank connectivity /security BT Panorama’s unique offering SMSFs 1,584 1,775 5,332 6,215 7,204 Digital user experience Up 23% Up 52% Mar-18Sep-18Mar-19Sep-19Mar-20 Mar-18Sep-18Mar-19Sep-19Sep-20 1 Includes accounts transferred to open badges and new accounts opened.

Sustainability

Continued sustainability leadership. Sustainability Westpac’s sustainability priority areas1H20 outcomes (unless otherwise stated) 1 Excludes customer assistance package applications received after 23 March 2020. 2 Westpac Scholars Trust (ABN 35 600 251 071) is administered by Westpac Scholars Limited (ABN 72 168 847 041) as trustee for the Westpac Scholars Trust. Westpac Scholars Trust is a private charitable trust and is not a part of Westpac Group. 3 Jobs created through the Westpac Foundation job creation grants to social enterprises are as at 31 December 2019. 4 Westpac Foundation is administered by Westpac Community Limited (ABN 34 086 862 795) as trustee for Westpac Community Trust (ABN 53 265 036 982). Westpac Community Trust is a Public Ancillary Fund, endorsed by the ATO as a Deductible Gift Recipient and is not a part of Westpac Group. 5 See definition in Westpac’s 2020 Interim Financial Results – Sustainability Performance. 6 Updated position statements and action plans released on 4 May 2020.

Updated key sustainability statements. Sustainability Climate change Human rightsModern slavery

Climate-related metrics.

Sustainability

Climate change solutions exposure ($bn, TCE)


7.0
9.1
9.3
9.7
Sep-17
Sep-18
Sep-19
Mar-20

Electricity generation exposure (% of TCE)[1,2] at 30 September 2019


0.9
1.4
8.7
13.7
TCE
$3.9bn
75.3
Renewable energy
Gas
Black coal
Brown coal
Liquid fuel

Total scope 1, 2 and 3 emissions (tCO_2e, 000s)[3]


229
219
208
2017
2018
2019

Climate change solutions exposure (% of TCE) at 31 March 2020


2.2
3.8
4.4
2.9
15.1
TCE
$9.7bn
35.7
35.9
Green buildings
Renewable energy
Low carbon transport
Adaptation infrastructure
Forestry
Waste
Other

Emissions intensity (tCO_2e/MWh)[2,4] at 30 September 2019


Westpac electricity generation portfolio
National electricity market (NEM) benchmark
2020 target: below 0.30tCO2e/MWh5
0.90
0.86
0.82
0.75
0.38
0.36
0.28
0.26
FY16
FY17
FY18
FY19

Mining exposure (TCE $bn)


Mar-19
Sep-19
Mar-20
9.8
10.5
10.3
5.6
6.1
6.3
3.4
3.6
3.3
0.8
0.8
0.7
Total
Non-fossil fuel
Oil and gas
Coal - thermal6 & metallurgical

1 Exposures in WIB only. TCE is total committed exposure. 2 Data reported annually 3 Data reported annually. 2017 to 2019 figures restated to reflect methodology update in 2020. 4 Australia only. NEM benchmark is sourced from Australian Energy Market Operator. 5 Target surpassed in 2018 and 2019. 6 Thermal coal mining ~ 61% of coal mining exposure (WIB only).

52 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Sustainability

Climate-related disclosures – scenario analysis.

Alignment with the TCFD

- Westpac continues to integrate the consideration of climate-related risks and opportunities into its operations. This includes alignment with the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD)
- Climate change-related risks are managed within the Group's risk management framework

TCFD TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES

Transition risk – key points

- Westpac assessed potential transition risks (policy, legal, technology and market changes related to climate change)
- Analysis focused on our current Australian Business and Institutional lending[1] and exposure to sectors that are likely to face growth constraints under 1.5-degree and updated 2-degree scenarios[2]
- Approximately 2.3% of current Australian Business and Institutional lending is exposed to sectors that by 2030, are likely to experience higher risk in a transition to a 1.5-degree economy
- Approximately 0.9% current Australian Business and Institutional lending is exposed to sectors that by 2030, are likely to experience higher risk in a transition to a 2-degree economy

Australian mortgage portfolio physical risk
4 degree scenario

Share of current portfolio exposed to higher physical risk (%)
Data presented shows the share of current exposure to postcodes that may experience higher physical risk at intervals of 2030 and 2050 under our IPCC RCP 8.5 Scenario[2]


0.4%
1.6%
2030
2050

Physical risk – key points

- Along with the Group's commitment to the Paris Climate Agreement, Westpac continues to assess the resilience of its Australian mortgage portfolio to physical risks in line with TCFD recommendations
- Westpac assessed potential physical risks[3] (financial impacts of changes in climate patterns and extreme weather events)
- Focused on the Australian mortgage portfolio and exposure to postcodes that may face increased physical risk under a 4-degree scenario[2]
- Approximately 1.6% of the current Australian mortgage portfolio is in postcodes which by 2050, may be exposed to higher physical risk under a 4-degree scenario

1 Australian Business and Institutional lending, excludes retail, sovereign, and bank exposures. 2 For further information see Westpac's 2020 Interim Financial Results – Climate-related financial disclosures. 3 Five natural perils were assessed: inundation, soil contraction, floods, wind and cyclones, and bushfires.

53 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Governance and risk management

Enhancing non-financial risk management. For an even stronger bank. Governance and risk management • Committed to enhancing non-financial risk management across the organisation • Strengthened Board oversight, increased management resources • Key programs of work underway to address shortcomings and strengthen management of risk across four dimensions • Fixing what’s gone wrong, making good by those we’ve let down and seeking to ensure what’s happened does not happen again Strengthening risk across four dimensions Non-financial risk management Service culture Accountability Board governance Programs of work underway Transformation team being established CGA remediation plan AUSTRAC and Royal Commission response plans Customer remediation 55Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Governance and risk management

Culture, Governance and Accountability plans.

CGA remediation plan progressing; reassessment underway with significant program reset.

Background:

- Westpac completed a Culture, Governance and Accountability (CGA) self-assessment in 2018
- Implementation of the 45 recommendations commenced in February 2019
- CGA remediation plan progressing although further work required in some areas
- Following AUSTRAC's Statement of Claim in November 2019, APRA requested that Westpac complete a reassessment of the CGA remediation plan to determine whether it is 'fit for purpose'. This work will be completed and submitted to APRA by 30 June 2020

67% of recommendations implemented for design effectiveness[1, 2]



Board & executive governance
10
Customer experience
1
6
Risk and compliance
9
9
Remuneration & accountability
1
5
Culture
4
In progress
Implemented for design effectiveness

CGA remediation plan reassessment underway

- CGA remediation plan reassessment commenced in January 2020
- Westpac is conducting the reassessment supported by Oliver Wyman. Promontory is providing external assurance over the process
- APRA requested that Westpac also:
  - Consider developments following the completion of the self-assessment and verify whether the remediation plan remains 'fit for purpose'
  - Identify any additional recommendations and actions to be incorporated
  - Ensure better management of execution risks
- The refreshed CGA remediation plan will include a significant stream of work that will require prioritisation over a number of years and deliver transformational Group-wide change

1 As at 31 March 2020. 2 The response to the recommendation has been designed and implemented.

56 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

AUSTRAC Response Plan and proceedings. Governance and risk management Overview •In 2018 Westpac self reported to AUSTRAC a failure to report certain international funds transfer instructions (IFTIs). Since then AUSTRAC has been investigating this and a number of other areas relating to Westpac’s processes, procedures and monitoring •20 November 2019 - AUSTRAC commenced civil proceedings against Westpac in relation to alleged contraventions of our obligations under the Anti-Money Laundering and Counter-Terrorism Financial Act •AUSTRAC’s Statement of Claim includes allegations relating to the failure to report IFTIs, transaction monitoring and ongoing customer due diligence, correspondent banking due diligence and AML/CTF Program compliance •24 November 2019 - Westpac announced a detailed Response Plan •14 April 2020 - Westpac announced an expected $900 million provision for potential penalty after considering the available information1 Response Plan across three areas 1. Immediate fixes: •Outstanding IFTIs reported to AUSTRAC •Closed relevant Australasian Cash Management and LitePay products 2. Lifting AML and risk management standards: •Established Board Financial Crime Committee and elevated financial crime function to report directly to Chief Risk Officer •Appointed Promontory to provide assurance over Westpac’s assessment of management accountability and the adequacy of our Financial Crime Program •Established an independent advisory panel to review Board risk governance and Board accountability •Updated transaction monitoring rules and implemented enhanced process oversight •Continue to substantially increase financial crime and compliance resources 3. Protecting people: •Investing to reduce human impact of financial crime, including partnerships with International Justice Mission and Save the Children •Established Roundtable to guide investments to help prevent online child exploitation Status of proceedings •Since 20 November 2019, Westpac has been in discussions and mediation with AUSTRAC seeking to agree a Statement of Agreed Facts and Admissions along with a proposed penalty that could be put to the Court on a joint basis with AUSTRAC •30 March 2020 – Case management hearing. Court ordered the parties to file a Statement of Agreed Facts with the Court and a defence in relation to the remaining matters (Court timetables can be subject to change) •8 May 2020 – Statement of Agreed Facts to be filed with the Court •15 May 2020 – Defence in relation to remaining matters to be filed with the Court •Mid – late June 2020 – Next case management hearing •Class actions, APRA and ASIC investigations – These matters are progressing and at this stage, we do not have material developments to report 1 The provision was taken in circumstances where there remains considerable uncertainty on the approach the Court would take to assessing the appropriate penalty and where there remains a prospect of agreeing a penalty which could be recommended to the Court on a joint basis (which the Court would have regard to but not be obliged to accept). The Court’s decision on an appropriate penalty will involve balancing many different competing and complex factors and the exercise of discretion. The actual penalty paid by Westpac following either a settlement and joint submission on a penalty, or a hearing, and in each case as determined by the Court, may be materially higher or lower than the provision. 57Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Governance and risk management

Royal Commission response plan.

Implementing recommendations where we can.

Legislative status

- Royal Commission's Final Report released in February 2018, with 76 recommendations (49 presently applicable to Westpac)
- Government's legislative Roadmap released in mid 2019, to pass legislation required to implement recommendations
- Multiple pieces of draft Royal Commission legislation released on 31 January 2020
- COVID-19 may alter Government's Royal Commission legislative timetable and effective dates of legislation
- While we have assessed the recommendations, the majority are subject to draft legislation / regulatory standards
- Further guidance on legislative timeline is anticipated from Treasury in the coming weeks

Implementation

- Westpac is focused on implementing recommendations where we can
- Implementation is now slowing given legislative delays
- Expect implementation of recommendations to increase once the legislative agenda is known for the bulk of the recommendations outstanding
- Of the 49 recommendations which presently apply to Westpac:
  - 13 implemented
  - 22 implementation underway (16 of which the legislation / regulation is not yet final)
  - 14 require further legislative / regulatory action before further progress
- After implementation of recommendations, new processes will continue be tested for effectiveness through Westpac's second and third line testing

Progress


Implemented
Implementation underway
49
22
13
76
recommendations
14
27
No action required by Westpac
Legislative/regulatory action required

58 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Customer remediation. Governance and risk management. Accelerating customer refunds: • Extensive product, process and policy reviews as part of our ongoing ‘get it right, put it right’ initiatives • Management of key customer remediation programs centralised in the Group’s remediation hub, under the Group Executive, Enterprise Services • Over 600,000 customers have now received over $350 million in refunds Provisions for customer refunds, payments and associated costs: • Provisioned $258 million (after tax) in 1H20 for estimated customer refunds, payments and associated costs, including for: − Certain business customers who were provided with business loans where they should have been provided with loans covered by the National Consumer Credit Protection Act and the National Credit Code; − Customers on the Group’s platforms who were not advised of certain corporate actions. As these customers may have missed out on value associated with these actions, a compensating payment is being made; and − Some BT customers where certain wealth fees were inadequately disclosed. Provisions for customer refunds, payments and associated costs1 ($m) 2017201820191H20Total Banking94122362104682 Wealth751468021331,156 Implementation costs-6223292386 Cash earnings impact of above1182319772301,556 1 Excludes provisions and costs associated with litigation. 59Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Earnings drivers

Composition of lending and deposits. Revenue Composition of lending (% of total) Gross loans ($bn) Australian mortgage lending2 ($bn) 2 Aust. mortgages 12 Aust. business 717.9718.4 (3.2)(2.6) +3% in NZ$ 5.46.9724.9 447449 31(34) 446 9 1362 Aust. institutional Aust. other consumer New Zealand Up 1% Mar-19 Sep-19 Consumer Business WIB1 New Zealand Mar-20 Mar-19 Sep-19 New lending Net run off Mar-20 Customer deposit mix ($bn) and % of total Term depositsSavingsTransaction Customer deposit composition ($bn) ConsumerBusinessWIBOther 3 512525544 512 Up 3% Up 4% 525544 34% 34% 686674 96101112 146161185 151161172 215203187 32% 141147147 207211211 Mar-19Sep-19Mar-20 Mar-19Sep-19Mar-20 1 WIB also includes loans in Treasury. 2 Gross loans. 3 Includes Group Businesses and NZ, NZ in A$.

Net interest margin. Down 3bps excluding Treasury & Markets. Revenue Net interest margin (NIM) movement (%) Treasury & Markets impact on NIMNIM excl. Treasury & Markets Net interest margin (%) NIMNIM excl. Treasury & Markets 2.122.13 3bps2.161bp 4bps (5bps) (1bp) (2bps) 3bps2.16 (3bps) 2.13 Restated for adoption of AASB 9 and 15 2.13 0.080.09 0.090.12 0.12 2.01 1H162H161H172H171H182H181H192H191H20 2.042.042.072.042.01 1H19 2H19 Add back notable items 2H19 ex-notable items Short term wholesale funding Loans Customer deposits Capital & other Liquidity Treasury & Markets 1H20 ex notable items Notable items 1H20 Net interest margin by division (%) Ex notable NIMitems Ex notable NIMitems Ex notable NIMitems Consumer Business WIB NZ 2.202.23 3.063.26 1.671.67 2.232.23 2.272.29 3.103.19 1.641.64 2.092.12 2.342.34 3.013.15 1.531.53 2.062.07

Non-interest income. Impacted by higher insurance claims, a write-down of DAC1 and lower fees. Revenue Non-interest income contributors ($m)Net fee income ($m) FeesWealth and insuranceTradingOther Facility feesNet transaction feesOther non-risk fee incomeNotable items 1,714 464 323 101 1,988 16 443 700 1,675 10 429 481 826829755 1069361 510491469 375355372 826829755 1H192H191H20 (165)(110)(147) 1H192H191H20 Wealth management income ($m)Insurance income ($m) FundsOtherNZ & WIBNotable items LifeGeneralLMI and NZ 2768 2916 438 525 233 insurance claims ($140m) and 75DAC write-off ($97m) 432430392 (102) (435) 71 106 9472 (44) 1H192H191H20 1 Deferred acquisition costs related to group life insurance. 1H192H191H20

Expenses. Up 1% ex notable items and asset write-downs. Expenses Productivity savings ($m) Expense movements 1H20 – 2H19 ($m) 1,1906,160 4,990 (187) 4,803144 (188) 1498994,970 259 Up 1% excl. asset write-downs 2H19 Notable items 1H20 173 146 188 Up 23% Notable items 2H19 ex notable items Ongoing expenses Productivity Investment Regulatory/ compliance Asset write-downs 1H20 ex notable items FTE (#) Expense movements 1H20 – 1H19 ($m) 1,1906,160 35,72035,029 5,041 (274) 4,767310 (447) 51190994,970 34,241 33,288 34,199 Up 2% excl. asset write-downs Up 22% 1H19 Notable items 1H19 ex notable items Ongoing expenses Productivity Investment Regulatory/ compliance Asset write-downs 1H20 ex notable items Notable items 1H20

Investment spend. Increased investment on risk management and regulatory change. Expenses Investment spend mix ($m) Other technology Regulatory change Growth and productivity Investment spend ($m) Capitalised software2 Capitalised software balance ($bn) Amortisation ($bn) Average amortisation period (years) 723 783 92 728 4.4 1H192H19 1H20 Expensed331277 Capitalised392506 Total investment spend723783 Investment spend expensed46%35% 296 432 728 41% Capitalised software Opening balance 2,177 2,244 Additions 395 511 Amortisation (318) (376) Other1 (10) (14) Closing balance 2,244 2,365 Average amortisation period 3.4yrs 3.1yrs Other deferred expenses Deferred acquisition costs 63 61 Other deferred expenses 30 29 2,365 430 (393) (67) 2,335 2.9yrs 53 29 127 195 308 336 2.72.7 2.34 2.9 401383 296 1.26 0.24 1.42 0.50 1.81 0.20 0.39 1H192H191H20 Peer 1Peer 2Peer 3WBC 1 Includes write-offs, impairments and foreign exchange translation. 2 Peer 1 and 2 are reported on a continuing operations basis. Peers based on 1H20 results as reported. Amortisation excludes impairments and write-offs.

1H20 impairment charges. Higher collectively assessed provisions the main driver of increase. Impairment charges Impairment charges ($m) Individually assessedCollectively assessed Total Impairment charge ($m)1H19 ($m)1H20 ($m)Drivers of 1H20 charge New IAPs Write-backs & recoveries Write-offs direct Other mvmts in CAP 1 1,619 2,238 Individually assessed 351 173 170 418 535 438 333 461 1H19 2H19 1H20 1H19 2H19 1H20 1H19 2H19 1H20 1H19 2H19 1H20 1H19 2H19 1H20 (108) (74) New individually assessed 173 351 Institutional – driven by small number of large corporate exposures Business division – exposures across several sectors New Zealand – driven by one large corporate exposure Write-backs and recoveries (150) (170) Mainly write-backs in Business division and recoveries in Consumer division Total individually assessed23181 Write-offs 418 438 Mainly Australian unsecured portfolios Other movements in CAP (108) 1,619 COVID-19 impact – update of economic forecasts and changes to scenario weights ($1,135m) COVID-19 impact - Increased overlay provisions ($446m) Other changes in CAPs ($38m) Total collectively assessed3102,057 Total impairment charge3332,238 Collectively assessed 80 Impairment charge to average loans annualised (lhs) 500 Stressed exposures to TCE (rhs) 60 40 20 0 62bps 132bps 400 300 200 100 0 20082010201220141H161H171H181H191H20 1 1H19 reflects the adoption of AASB 9 from 1 October 2018. 2 2008 and 2009 are pro forma including St.George for the entire period with First Half 2009 Profit Announcement providing details of pro forma adjustments.

Credit qualityand provisions

Increase in provisions. Responding to the impact of COVID-19 and the deteriorating economic outlook. Provisions Provisions for impairments Mar-19 Sept-19 Mar-20 Loan provisions to gross loans (bps) 56 54 80 Impaired asset provisions to impaired assets (%) 46 45 50 Collectively assessed provisions to credit RWA (bps) 98 95 140 Overlay 1 Stage 1 CAP Collectively assessed provisions to credit RWA (bps) 140 117108121 Stage 2 CAP Stage 3 CAP Collectively assessed provisions (Pre 2019) Individually assessed provisions (Stage 3) 3,602 3,9953,922 229171 5,788 795 1,019 WestpacPeer 1Peer 2Peer 3 3,481 389 3,332 388 389 3,1193,053 323301 766818 31 Mar 202031 Mar 2020 31 Dec 2019 31 Mar 2020 2,317 Expected Credit Loss (ECL) ($m) Currently holding ~$1.3bn in impairment provisions above the base case economic scenario 5,766 4,476 7,902 2,225 2,275 2,344 2,3162,330 16421,578 925943 1,051 867669869480 422433412606 Reported probability-100% base case ECL100% downside ECL Sep-14Sep-15Sep-16Sep-17Sep-18Mar-19Sep-19Mar-20 weighted ECL AASB 139 AASB 9 1 Overlay for Mar-20 includes New Zealand overlay.

Provision cover by portfolio category.

Credit quality

Coverage increasing across the portfolio.

Exposures as a % of TCE



Fully performing portfolio
Non-stressed but significant increase in credit risk
Watchlist & substandard
90+ day past due and not impaired
Impaired
98.92
95.66
95.77
95.72
3.24
3.03
2.96
0.55
0.50
0.55
0.62
0.39
0.43
0.48
0.50
0.14
0.17
0.17
0.20
Sep-18
Mar-19
Sep-19
Mar-20

Provisioning to TCE (%)

		Sep-18[1]	Mar-19	Sep-19	Mar-20
Stage 1 provisions	**Fully performing portfolio**				
	Small cover as low probability of default (PD)	0.18	0.09	0.09	**0.12**
Stage 2 provisions	**Non-stressed but significant increase in credit risk**				
	Lifetime expected loss based on future economic conditions		4.18	4.32	**6.78**
	Watchlist & substandard				
	Still performing but higher cover reflects deterioration	5.27	5.59	5.27	**10.67**
Stage 3 provisions	**90+ day past due and not impaired**				
	In default but strong security	5.11	12.34	11.07	**11.61**
	Impaired assets				
	In default. High provision cover reflects expected recovery	46.12	45.74	44.92	**50.09**

1 Sep-18 provision cover calculated under AASB 139. Mar-19, Sep-19 and Mar-20 calculated under AASB 9.

69 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Portfolio composition. Weighted towards prime residential mortgage lending. Credit quality Asset composition (%)Lending composition at 31 March 2020 (% of total) Total assets ($968bn)Mar-19Sep-19Mar-20 Loans807974 Available-for-sale securities and investment securities889 Trading securities and financial assets at fair value through income statement343 Derivative financial instruments336 Cash and balances with central banks225 Collateral paid and other financial assets111 Intangible assets111 Life insurance assets and other assets221 Total loans $720bn 17 69 11 3 Housing Business Institutional Exposure by risk grade at 31 March 2020 ($m)

Credit quality

Loan portfolio composition.

Composition remains consistent half on half.

Exposures at default[1] by sector ($bn)


Finance & insurance[2]
Government admin. & defence
Property[3]
Wholesale & retail trade
Manufacturing
Property services & business services
Services[4]
Agriculture, forestry & fishing
Transport & storage
Utilities
Construction[5]
Accommodation, cafes & restaurants
Mining
Other
Reflects increased holdings of Government bonds and other HQLA
Mar-19
Sep-19
Mar-20
0
20
40
60
80
100
120
140

Top 10 exposures to corporations and NBFIs[6] (% of TCE)


The single largest corporation/NBFI exposure represents 0.3% of TCE
1.3
1.1
1.2
1.3
1.1
1.2
1.0
1.1
1.0
1.0
1.0
Sep-10
Sep-11
Sep-12
Sep-13
Sep-14
Sep-15
Sep-16
Sep-17
Sep-18
Sep-19
Mar-20

Top 10 exposures to corporations & NBFIs at 31 March 2020 ($m)


S&P rating or equivalent
A+
BBB+
BB+
BBB+
BBB
A-
A+
A
BBB+
A
Reflects clearing house membership
0
600
1,200
1,800
2,400
3,000

1 Exposures at default is an estimate of the committed exposure expected to be drawn by a customer at the time of default. Excludes consumer lending. 2 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 3 Property includes both residential and non-residential property investors and developers, and excludes real estate agents. 4 Services includes education, health & community services, cultural & recreational services and personal & other services. 5 Construction includes building and non-building construction, and industries serving the construction sector. 6 NBFI is non-bank financial institutions.

71 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Stressed exposures up 12bps. Driven by an increase in Watchlist and Impaired exposures. Credit quality Stressed exposures as a % of TCE Movement in stress categories (bps) 7120321 Watchlist & substandard 90+ day past due (dpd) and not impaired1 1100 5(2) 2.17 1.24 Mar-19 1 Mar-20 1.24 Impaired Mainly due to an increased number of customer downgrades in the transaction managed portfolio and a rise in mortgage delinquencies Impaired 90+ dpd not impaired1 Substandard Watchlist Sep-19 Impaired 90+ dpd not impaired Substandard Watchlist 0.85 0.99 1.20 1.051.091.081.10 1.20 0.62 New and increased gross impaired assets ($m) 1,194 0.35 0.58 0.31 0.44 0.71 0.26 0.54 0.25 0.65 0.33 0.560.570.55 0.340.370.39 0.55 0.50 0.430.480.50 997 958 708 609 607 633 1,078 477 589 440 471 450 519 550 897 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 2H12 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 1H18 2H18 1H19 2H19 1H20 72Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Corporate and business stressed exposures. By industry. Credit quality Corporate and business stressed exposures by industry ($bn) 2.0 1.8 Mar-19Sep-19Mar-20 1.6 1.4 1.2 1.0 0.8 0.6 0.4 0.2 Wholesale & retail trade Agriculture, forestry & fishing Property Manufacturing Services1 Property & business services Transport & storage Construction Accommodation, cafes & restaurants Finance & insurance Mining Utilities SectorWholesale & retail trade Agriculture, forestry & fishing PropertyManufacturingServices Property & business services Transport & storage Construction Accomm., cafes & restaurants Finance & Insurance MiningUtilities Stress to TCE (%)5.6%6.9%1.8%2.6%3.2%3.2%2.6%4.0%4.6%0.1%1.3%0.2% 1 Services includes education, health & community services, cultural & recreational services and personal & other services. 73Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Credit quality

Sectors in focus.
Commercial property.

Commercial property

	Mar-19	Sep-19	Mar-20
Total committed exposures (TCE)	$66.9bn	$66.9bn	**$67.6bn**
Lending	$52.3bn	$51.7bn	**$52.7bn**
Commercial property as a % of Group TCE	6.39	6.37	**6.25**
Median risk grade (S&P equivalent)	BB+	BB+	**BB+**
% of portfolio graded as stressed[1,2]	1.51	1.61	**1.84**
% of portfolio in impaired[2]	0.22	0.15	**0.11**

Commercial property exposures % of TCE and % in stress



Commercial property as % of TCE (lhs)
Commercial property % in stress (rhs)
10
8
6
4
2
0
20
15
10
5
0
Mar-11
Sep-11
Mar-12
Sep-12
Mar-13
Sep-13
Mar-14
Sep-14
Mar-15
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18
Sep-18
Mar-19
Sep-19
Mar-20

Commercial property portfolio composition (TCE) (%)

Region (%)



21
9
7
3
4
11
45
NSW & ACT
VIC
QLD
SA & NT
WA
NZ & Pacific
Institutional (diversified)

Borrower type (%)



12
43
8
37
Investors & Developers <$10m
Developers >$10m
Investors >$10m
Diversified Property Groups and Property Trusts >$10m

Sector (%)



11
41
24
24
Commercial offices & diversified groups
Residential
Retail
Industrial

1 Includes impaired exposures. 2 Percentage of commercial property portfolio TCE.

74 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Sectors in focus.

Retail trade.

Credit quality

Retail trade

	Mar-19	Sep-19	Mar-20
Total committed exposures (TCE)	$16.0bn	$16.0bn	**$15.5bn**
Lending	$11.5bn	$11.6bn	**$11.1bn**
Retail trade as a % of Group TCE	1.53	1.52	**1.43**
Median risk grade	BB equivalent	BB equivalent	**BB equivalent**
% of portfolio graded as stressed[1,2]	5.43	6.05	**6.70**
% of portfolio in impaired[2]	1.24	1.30	**1.44**

Retail trade exposure by sub-sector (TCE) ($bn)


Mar-19
Sep-19
Mar-20
6.4
7.0
7.0
5.0
4.8
4.6
4.7
4.2
3.8
Personal and household good retailing
Motor vehicle retailing and services
Food retailing

% of Retail trade portfolio graded as stressed (%)


Rising stress reflects challenging economic conditions, in particular the impact of lower new car sales on motor vehicle retailing
2.51
3.02
4.67
4.84
5.43
6.05
6.70
Mar-17
Sep-17
Mar-18
Sep-18
Mar-19
Sep-19
Mar-20

Retail trade by internal risk grade category (TCE) ($bn)


Investment
Sub-investment
Stressed
7.0
7.0
4.8
4.6
4.2
3.8
Sep-19
Mar-20
Sep-19
Mar-20
Sep-19
Mar-20
Personal and household good retailing
Motor vehicle retailing and services
Food retailing

1 Includes impaired exposures. 2 Percentage of retail trade portfolio TCE.

75 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Sectors in focus. Australian Agriculture, Forestry and Fishing. Credit quality Australian Agriculture, Forestry and FishingAustralian Agriculture portfolio composition (TCE) (%) Mar-19Sep-19Mar-20 Total committed exposure (TCE)$10.9bn$11.2bn$11.8bn Lending$8.6bn$9.1bn$9.4bn % Australian Agriculture of Group TCE1.041.071.09 Median risk grade (S&P equivalent)BBBBBB % of portfolio graded as stressed1,24.654.295.09 % of portfolio in impaired20.350.280.38 4 3 2 5 6 7 10 25 Grain Beef & Sheep Horticulture Dairy Services to Agriculture Cotton Viticulture Poultry Other Areas of rainfall deficiencies last 3 years3Australian Agriculture portfolio by State (TCE) (%) 6NSW/ACT 1126 QLD VIC/TAS 14 WA 21 22 1 Includes impaired exposures. 2 Percentage of portfolio TCE. 3 Source: Commonwealth of Australia 2020, Australian Bureau of Meteorology Issued 03/04/2020. SA/NT Institutional 76Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Sectors in focus.

Credit quality

Accommodation, cafes and restaurants and Construction.

Accommodation, cafes and restaurants

	Sep-19	Mar-20
Total committed exposures (TCE)	$9.6bn	$9.7bn
Lending	$8.6bn	$8.7bn
Accommodation as a % of Group TCE	0.92	0.90
% of portfolio graded as stressed[1,2]	4.3	4.6
% of portfolio in impaired[2]	0.3	0.4

Portfolio security composition (TCE) (%)



4
28
68
Fully Secured
Partially Secured
Unsecured

Portfolio by sub-sector (TCE) (%)



6
24
37
33
Accommodation
Pubs, Taverns and Bars
Cafes and Restaurants
Clubs (Hospitality)

Construction

	Sep-19	Mar-20
Total committed exposures (TCE)	$11.6bn	$11.7bn
Lending	$8.5bn	$8.5bn
Construction as a % of Group TCE	1.11	1.08
% of portfolio graded as stressed[1,2]	3.8	4.0
% of portfolio in impaired[2]	0.8	0.9

1 Includes impaired exposures. 2 Percentage of portfolio TCE.

Portfolio security composition (TCE) (%)



19
19
62
Fully Secured
Partially Secured
Unsecured

Portfolio by sub-sector (TCE) (%)



26
24
13
9
6
15
7
Building Construction
Non-Building Construction
Site Preparation Services
Building Structure Services
Installation Trade Services
Building Completion Services
Other Construction Services

77 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Sectors in focus. Manufacturing and Mining. Credit quality Manufacturing Sep-19Mar-20 Portfolio by region (TCE) (%)Portfolio by sub-sector (TCE) (%) Food, Beverage and Tobacco Total committed exposures (TCE)$30.6bn$30.0bn1718 Lending$18.2bn$19.0bn 13 Manufacturing as a % of Group TCE2.992.77 8 % of portfolio graded as stressed1,21.922.5844 % of portfolio in impaired20.180.59 Asia Australia23 Europe North America 13 24Metal Product Non-Metallic Mineral Product Petroleum, Coal, Chemical 23Printing, Publishing and Recorded Media Textile, Clothing, Footwear and Leather Other Mining (inc. oil and gas) Mar-19 Sep-19 Mar-20 Total committed exposure (TCE) $9.8bn $10.5bn $10.3bn Lending $5.2bn $5.5bn $5.8bn Mining as a % of Group TCE 0.94 1.00 0.95 Median risk grade (S&P equivalent) BBB-BBB BBB % of portfolio graded as stressed1,2 0.81 0.99 1.25 % of portfolio in impaired2 0.16 0.16 0.16 1 Includes impaired exposures. 2 Percentage of portfolio TCE. 7 32Other metal ore 13 Mining services Iron ore Coal Other 28 78Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Credit quality

Sectors in focus.

Services and Transport & Storage.

Services[1]

	Sep-19	Mar-20
Total committed exposures (TCE)	$22.4bn	$23.2bn
Lending	$15.3n	$15.8bn
Services as a % of Group TCE	2.13	2.14
% of portfolio graded as stressed[2,3]	3.7	3.2
% of portfolio in impaired[3]	0.3	0.3

Portfolio security composition (TCE) (%)


49
23
28
Fully Secured
Partially Secured
Unsecured

Portfolio by sub-sector (TCE) (%)


17
43
20
20
Education
Health & Community Services
Cultural & Recreational Services
Personal & Other Services

Transport & Storage

	Sep-19	Mar-20
Total committed exposures (TCE)	$17.8bn	$19.1bn
Lending	$11.2bn	$13.0bn
Transport as a % of Group TCE	1.70	1.76
% of portfolio graded as stressed[2,3]	2.5	2.6
% of portfolio in impaired[3]	0.4	0.4

Portfolio security composition (TCE) (%)


55
21
24
Fully Secured
Partially Secured
Unsecured

Portfolio by sub-sector (TCE) (%)


11
5
8
1
16
42
10
7
Road Freight Transport
Road Passenger Transport
Rail Transport
Water Transport
Air and Space Transport
Services to Transport
Other Transport
Storage

1 Services includes education, health & community services, cultural & recreational services and personal & other services. 2 Includes impaired exposures. 3 Percentage of portfolio TCE

79 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Australian consumer unsecured lending. 3% of Group loans. Credit quality Australian consumer unsecured lending portfolio1 90+ day delinquencies (%) Mar-19Sep-19Mar-20 3.00 Lending$20.7bn$19.5bn$18.4bn 30+ day delinquencies (%)4.083.684.22 90+ day delinquencies (%)1.871.771.97 2.00 1.00 0.00 1.97% Consumer unsecured 90+ day delinquencies up 20bps mostly due to portfolio contraction combined with the impact of COVID-19 Mar-18Sep-18Mar-19Sep-19Mar-20 Australian unsecured portfolio ($bn)1 Unsecured portfolio ($bn) 9.2 8.7 8.3 Mar-19Sep-19Mar-20 20.7 19.5 25 18.4 20 15 Unsecured performing loans balance ($bn lhs) Unsecured 90+ day delinquencies balance ($bn rhs)3 2 4.4 4.1 3.8 7.1 6.7 6.3101 5 Credit cardsPersonal loansAuto loans (consumer) 00 Mar-18 May-18 Jul-18 Sep-18 Nov-18 Jan-19 Mar-19 May-19 Jul-19 Sep-19 Nov-19 Jan-20 Mar-20 1 Does not include Margin Lending. 80Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Australian mortgage creditquality

Australian mortgage portfolio performance. Delinquencies rising from early impact of COVID-19 disruption. Mortgage asset quality Australian mortgage portfolio Mar-19 Sep-19 Mar-20 Major banks’ total residential mortgage impaired and past due loans ≥ 90days ($bn and %)2 0.91 30+ day delinquencies (bps)159161188 90+ day delinquencies (bps) (inc. impaired mortgages)828894 Consumer properties in possession482558468 60.87 5 4 3 2 1 0.72 0.79 1.00 0.80 0.60 0.40 0.20 Impaired assets (lhs) Past due loans ≥90 days (lhs) Total as a % residential mortgage exposures (rhs) Mortgage loss rate annualised (bps)1233 0 Peer 1Peer 2Peer 3Westpac 0.00 Australian mortgage delinquencies and loss rates (%) Australian mortgage 90+ day delinquencies by State (%) 90+ day past due total 30+ day past due totalLoss rates 3.0 NSW/ACTVIC/TAS QLD 3.0 WA SA/NT ALL 2.0 2.0 1.0 1.0 0.0 Mar-16Mar-17Mar-18Mar-19Mar-20 0.0 Mar-16Mar-17Mar-18Mar-19Mar-20 1 Mortgage loss rate is for the 6 months ending. 2 Source: Pillar 3 Reports, based on APRA Residential Mortgage classification. Exposure is on and off balance sheet exposure at default. Data as at 31 March 2020 for Westpac, Peer 1 and Peer 3. Data as at 31 December 2019 for Peer 2.

Mortgage asset quality

Australian mortgage portfolio composition.

Shift towards owner occupied, principal & interest lending continues.

Australian mortgage portfolio	Mar-19 balance	Sep-19 balance	Mar-20 balance	1H20 Flow[1]
Total portfolio ($bn)	447.2	449.2	**445.7**	**30.4**
Owner occupied (%)	57.3	58.3	**59.4**	**70.3**
Investment property loans (%)	39.1	38.5	**37.6**	**29.4**
Portfolio loan/line of credit (%)	3.6	3.2	**2.9**	**0.2**
Variable rate / Fixed rate (%)	76 / 24	75 / 25	**77 / 23**	**80 / 20**
Interest only (%)	30.6	26.9	**23.4**	**16.4**
Proprietary channel (%)	56.3	55.7	**55.5**	**52.7**
First home buyer (%)	8.0	8.4	**8.8**	**12.2**
Mortgage insured (%)	15.9	15.6	**16.1**	**12.5**
	Mar-19	**Sep-19**	**Mar-20**	**1H20 Flow[1]**
Average loan size[2] ($'000)	275	277	**276**	**393**
Customers ahead on repayments including offset account balances[3] (%)	69	70	**70**	
Actual mortgage losses net of insurance[4] ($m, for the 6 months ending)	51	57	**67**	
Actual mortgage loss rate annualised (bps, for the 6 months ending)	2	3	**3**	

Australian mortgage portfolio by State (%)


Australian banking system[5]
Westpac Group portfolio
1H20 Westpac Group drawdowns
38
41
41
29
27
32
16
16
14
11
9
5
6
7
7
NSW & ACT
VIC & TAS
QLD
WA
SA & NT

Switching from I/O to P&I[6] ($bn)


Reached end of I/O period
Customer initiated
5.0
5.1
12.2
6.5
8.8
7.5
8.1
8.3
7.5
9.0
7.0
10.7
5.2
10.0
1H17
2H17
1H18
2H18
1H19
2H19
1H20

1 Flow is new mortgages settled in the 6 months ended 31 March 2020 and includes RAMS. 2 Includes amortisation. Calculated at account level, where split loans represent more than one account. 3 Loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. 4 Mortgage insurance claims 1H20 $5m (2H19 $5m; 1H19 $7m). 5 Source Comparator Oct-Dec 2019. 6 I/O is interest only mortgage lending. P&I is principal and interest mortgage lending.

83 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Australian mortgage portfolio. Majority of borrowers have built significant equity. Mortgage asset quality Australian housing loan-to-value ratios (LVRs) (%)Australian housing loan-to-value ratios (LVRs) (%) 100 90 80 70 60 50 40 30 20 51 21 1715 14 1H20 drawdowns LVR at origination Portfolio LVR at origination Portfolio dynamic LVR 1 49 43 1617 13 11 % of total portfolio 41% of total portfolio where dynamic LVR >90% % of total portfolio where dynamic LVR >100% 27 16 9 7 10108 7 2 0 0 2 1 N/A 2.4 0.9 0.3 0.4 0.2 1.0 0.5 1.1 1.2 0.3 0.2 0<=6060<=7070<=8080<=9090<=9595<=100>100 NSW & ACTVic & TasQldWASA & NT Mar-19 balance Sep-19 balance Mar-20 balance Capital city Dwelling prices % change last 6mths (Mar-20)4 Dwelling prices YoY (Mar-20)4 Sydney Up 10.4% Up 13.0% Melbourne Up 9.1% Up 12.0% Brisbane Up 4.0% Up 3.1% Perth Up 0.8% Down 3.1% 1 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source CoreLogic. During the half, Westpac updated its methodology for calculating Dynamic LVR, including changes to the treatment of cross collateralised loans and changing the property valuation source. 2 Weighted average LVR calculation considers size of outstanding balances. 3 Average LVR of new loans is on rolling 6 months. 4 Source: CoreLogic.

Mortgage asset quality

Australian mortgage portfolio underwriting.

Policy on a tightening bias.

Current credit policy

Income	• Borrower's income verified via payslips or tax returns with other supporting documentation such as PAYG income statements and salary credits to accounts where required (minimum standards for acceptable documents apply) • Discount of 20% applies to less certain income sources i.e. rental income/bonuses
Credit Score & Credit Bureau	• Bespoke application scorecards segmented by new and existing customers • Credit and score override rates tracked and capped • Credit bureau checks required
Expenses	• Expenses are assessed as the higher of a borrower's HEM comparable expenses or HEM[1] plus any expenses that are not comparable to HEM (e.g. private school fees, life insurance) • HEM is adjusted by income bands, post settlement postcode location, marital status and dependants • 17 expense categories used, aligned with Melbourne Institute guidelines and LIXI standards
Serviceability assessment	• For serviceability assessment, interest rate applied to all mortgage debt is the greater of: – Actual interest rate plus buffer of 2.50%; and – Minimum assessment rate of 5.35% • For IO Loans, serviceability is assessed on a P&I basis over the residual term • All existing customer commitments are verified • Review Westpac Group accounts and Comprehensive Credit Reporting (CCR) to identify customer commitments • Limits apply to Debt-to-Income lending from 6x; above 7x referred for manual credit assessment • Credit card repayments assessed at 3.8% of limit
Genuine savings deposit requirements	• Minimum 5% proof of genuine savings for higher LVR loans (typically LVR >85%). First Home Owners Grants not considered genuine savings
Security	• LVR restrictions apply depending on location, property value and nature of security • Restrictions on high-density apartments based in postcode defined areas (generally Capital City CBD's) and properties in towns heavily reliant on a single industry (e.g. mining, tourism)
LMI	• Mortgage insurance for higher risk loans, such as high LVRs. Exception policy applies for certain professionals and Westpac Group staff.

Australian mortgage portfolio by year of origination (% of total book)


Calendar year
69% of the portfolio originated after major tightening of lending standards
3
1
2
2
3
2
3
3
5
7
10
12
13
15
15
4
Pre-2006
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020 (YTD)

1 HEM is the Household Expenditure Measure, produced by the Melbourne Institute.

85 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Australian mortgage portfolio repayment buffers.

Mortgage asset quality

70% of customers ahead of scheduled repayments.

Variable mortgage interest rates[1] (%)


Owner occupied
Investor
Buffer
Serviceability assessment rate
5.35%
Floor rate
5.79
2.50
3.29
P&I
6.38
2.50
3.88
I/O
6.34
2.50
3.84
P&I
6.60
2.50
4.10
I/O

- Loans assessed at the higher of the customer rate (including any discounts) plus 2.50% buffer, or minimum assessment rate ("floor rate")
- Westpac applies a minimum floor rate of 5.35%

Offset account balances[2] ($bn)


Linked to I/O mortgages
Linked to P&I mortgages
30.5
33.4
34.9
36.2
37.4
38.6
39.2
40.0
40.7
42.0
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18
Sep-18
Mar-19
Sep-19
Mar-20

Australian home loan customers ahead on repayments[3] (% by balances)


Mar-19
Sep-19
Mar-20
2 2 2
Behind
30 29 28
On time
21 21 20
< 1 Mth
16 16 16
< 6 Mths
6 6 6
< 1 Yr
6 6 6
< 2 Yrs
21 21 21
>2 Yrs

Loans 'On time' and <1 mth ahead (% of balances)


22
5
8
13
Mar-20
Investment property loans - incentive is to keep repayments high for tax purposes
Accounts opened in the last 12 months
Loans with structural restrictions on repayments e.g. fixed rate
Residual - less than 1 month repayment buffer

1 Interest rates for Westpac Rocket Repay Home Loan inclusive of Premier Advantage Package discount assuming loan amount above $250,000. Pricing at 27 March 2020. 2 Excludes RAMS. 3 Customer loans ahead on payments exclude equityline of credit products as there are no scheduled principal payments. Includes mortgage offset accounts. 'Behind' is more than 30 days past due. 'On time' includes up to 30 days past due.

86 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Interest only mortgages. I/O has reduced to 23% of the portfolio. Mortgage asset quality •73% weighted average LVR of interest only Australian I/O loan portfolio ($bn)Australian mortgage delinquencies (%) loans at origination1 •64% of customers ahead of repayments (including offset accounts)2 •Offset account balances attached to interest only loans represent 35% of offset account balances •90+ day delinquencies 73bps (compared to P&I portfolio 97bps) •Annualised loss rate (net of insurance claims) 200 150 100 50 0 I/O performing loans balance (lhs) I/O 90+ day delinquencies balance (rhs)14 12 10 8 6 4 2 Mar-18 May-18 Jul-18 Sep-18 Nov-18 Jan-19 Mar-19 May-19 Jul-19 Sep-19 Nov-19 Jan-20 Mar-20 2.0 1.5 1.0 0.5 0.0 I/OP&I 5bps (2H19: 5bps) Mar-18Sep-18Mar-19Sep-19Mar-20 I/O lending by dynamic LVR3 and income band (%) Scheduled I/O term expiry4 (% of total I/O loans) Applicant gross income bands <$100k$100k - $250k>$250k 52 14 34 9 26 14 193 23 2120 13 89 116835 <=60%60%<=80%>80% Chart does not add due to rounding Dynamic LVR bands (%) 0<1 Yr1<2 Yrs2<3 Yrs3<4 Yrs4<5 Yrs5<10 Yrs10 Yrs+ 1 Weighted average LVR calculation takes into account size of outstanding balances. 2 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. 3 Excludes RAMS. Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source CoreLogic. 4 Excludes line of credit loans, I/O loans without date (including bridging loans and loans with construction purpose) and I/O loans that should have switched to P&I but for the previously announced mortgage processing error.

Australian investment property portfolio. Portfolio composition little changed. Mortgage asset quality Weighted averages1 LVR of IPL loans at origination (%)737272 LVR of new IPL loans in the period2 (%)717070 Dynamic LVR3 of IPL loans (%)596057 Investment property portfolio by number of properties per customer (%) Average loan size4 ($’000)321322322 Customers ahead on repayments including offset accounts5 (%)585960 90+ day delinquencies (bps)687378 Annualised loss rate (net of insurance claims) (bps)345 2 1 7 2 3 264 5 63 6+ Mortgage portfolio by gross income band (%)Mortgage portfolio by LVR at origination (%) 30Owner occupiedIPL 25 20 15 10 5 <=50 50<=75 75<=100 100<=125 125<=150 150<=200 200<=500 500<=1m 1m+ 50Owner occupiedIPL 40 30 20 10 0<=60 60<=70 70<=75 75<=80 80<=85 85<=90 90<=95 95<=97 97+ 1 Weighted average LVR calculation takes into account size of outstanding balances. 2 Average LVR of new loans is on rolling 6 month window. 3 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 4 Includes amortisation. Calculated at account level where split loans represent more than one account. 5 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments.

Australian mortgage deep dive. Equity buffers have increased for more recent vintages. Mortgage asset quality Australian mortgage lending1 by origination date, dynamic LVR2 and income bands (%) Chart may not add due to rounding Gross income bands >$250k $100k - $250k <$100k Year of origination <20112011-142015+ 75 764 10 31 4140 3717 2 8 33 8121 24 3 12 131 97 212319 3 11 737 7411105 Dynamic LVR2 bands (%) <6060-80>80 <6060-80>80 <6060-80>80 1 Portfolio comprised of residential mortgages, excluding RAMS, and business mortgages originated via a separate platform such as construction loans and loans to SMSFs. 2 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 3 Based on a specific Rocket Repay rate offered during the period. Westpac Rocket Repay Home Loan exclusive of discounts assuming loan amount above $250,000. 4 Source, Westpac Economics, CoreLogic. All dwellings Australia - average 8 major capital cities. Prices to March 2020.

Mortgage asset quality

Lenders mortgage insurance arrangements.

Separately capitalised to the bank.

Lenders mortgage insurance (LMI)

- Where mortgage insurance is required, mortgages are insured through Westpac's captive mortgage insurer, Westpac Lenders Mortgage Insurance[1] (WLMI), and reinsured through external LMI providers, based on risk profile
- WLMI is well capitalised (separate from bank capital) and subject to APRA regulation. WLMI targets a capitalisation ratio of 1.2x PCR[2] and has consistently been above this target
- Scenarios indicate sufficient capital to fund claims arising from events of severe stress – estimated losses for WLMI from a 1 in 200 year event are $85m net of re-insurance recoveries (2H19: $88m)
- Insurance liabilities were increased over 1H20, which included an allowance for the impacts of COVID-19

Westpac's Australian mortgage portfolio at 31 Mar 2020 (%)


84
6
10
Not insured
Insured by third parties[3]
Insured by WLMI

Lenders mortgage insurance arrangements

LVR Band	insurance
• LVR ≤80% • Low doc[4] LVR ≤60%	Not required
• LVR >80% to ≤ 90% • Low doc[4] LVR >60% to ≤ 80%	• Where insurance required, insured through captive insurer, WLMI • LMI not required for certain borrower groups • Reinsurance arrangements: – 40% risk retained by WLMI – 60% risk transferred through quota share arrangements with Arch Reinsurance Limited, Renaissance Re, Endurance Re, Everest Re, Trans Re, AWAC and Capita 2232
• LVR >90%	• Where insurance required, insured through captive insurer, WLMI • LMI not required for certain borrower groups • 100% reinsurance through Arch Reinsurance Limited

Insurance statistics

	1H19	2H19	1H20
Insurance claims ($m)	7	5	5
WLMI claims ratio[5] (%)	25	16	15
WLMI gross written premiums[6] ($m)	76	84	89

1 Since 18 May 2015 WLMI has underwritten all mortgage insurance, where required, on Westpac originated mortgages. The in-force portfolio of loans includes mortgage insurance provided by external providers. 2 Prudential Capital Requirement (PCR) calculated in accordance with APRA standards. 3 Insured coverage is net of quota share. 4 Low doc loans no longer sold. Refers to arrangements in place for legacy products. 5 Loss ratio is claims over the total earned premium plus exchange commission. 6 LMI gross written premium includes loans >90% LVR reinsured with Arch Reinsurance Limited. 1H20 gross written premium includes $63m from the arrangement (2H19: $56m and 1H19: $52m).

90 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Capital, fundingand liquidity

Capital, Funding and Liquidity

Update on capital management.

Capital buffers provide ability to support economy during stress.

Adjustment to capital expectations



10.8% CET1 capital ratio at 31 March 2020
10.5% unquestionably strong benchmark
8.0% requirement[1]
0.3% Buffer
2.5% Unquestionably Strong Buffer
3.5% Capital Conservation Buffer
4.5% CET1 Minimum
2.8% Buffer
$12bn
3.5% Capital Conservation Buffer
4.5% CET1 Minimum
Unquestionably strong benchmark
Regulatory capital requirement

Update on capital

- As part of its response to COVID-19, APRA has adjusted its expectations for bank capital
- Since 2017, APRA's "unquestionably strong" benchmark has been a CET1 capital ratio of at least 10.5% of RWA. The unquestionably strong benchmark compares to the regulatory requirement of 8.0%[1]
- APRA has announced that during the period of COVID-19 disruption, banks are not expected to meet the 10.5% benchmark provided they continue to meet regulatory minimums. It is expected that banks utilise some of the current buffers to facilitate lending
- In line with APRA guidance, some of the "unquestionably strong" buffer will be used, while continuing to meet regulatory requirements
- If an ADI's CET1 capital ratio falls below the total CET1 requirement (at least 8%) they face restrictions on the distribution of earnings, such as dividends, distribution payments on Additional Tier 1 capital instruments and discretionary staff bonuses
- This creates a "useable buffer" of ~$12bn to support the economy and to withstand the stressed environment

1 The regulatory capital requirement comprises a minimum CET1 requirement of 4.5% plus a Capital Conservation Buffer of 3.5% applicable to D-SIBs. Noting that APRA may apply higher CET1 requirements for an individual ADI.

92 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

CET1 capital ratio of 10.8%. Capital update • CET1 capital ratio of 10.81%, up 14bps from 30 September 2019 • Over the half, capital was increased by the $2.0bn institutional share placement and $0.8bn Share Purchase Plan, and cash earnings, partially offset by payment of the final 2019 dividend and higher RWAs mainly from model adjustments and overlays • The net impact to CET1 capital ratio of the increased impairment provisions related to COVID-19 is an 11bps decrease reflecting the impact to cash earnings, the reduction in the regulatory expected loss deduction to nil and a higher deduction for deferred tax assets CET1 capital ratio movements (%, bps) Capital, Funding and Liquidity Other future developments • As part of its COVID-19 response, APRA has delayed the implementation of the Basel III capital reforms to 1 January 2023 and changes to APS 222 Associations with Related Entities to 1 January 2022 • The RBNZ has delayed implementation of its reforms by a year to 1 July 20211 (subject to a 7 year transition period) • The RBNZ also announced a freeze on the distribution of NZ banks’ dividends during the period of uncertainty from COVID-19. Non-payment of dividends from WNZL only impacts Level 1 and we are well placed to respond to the change 10.6410.67 6251 (29)(57) 182 (3)(30) 10.81 Cash earnings +22bps Lower regulatory expected loss deduction partially offset by higher DTA from increased impairment provisions Mainly IRRBB model adjustment and operational risk overlays 1 RBNZ will consider further delays in 2021 if it considers that market conditions warrant it. 93Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Key ratios. Capital, Funding and Liquidity %Mar-19 Sep-19 Mar-20 CET1 capital ratio10.610.710.8 Key capital ratios (%) Level 2 Level 1 Additional Tier 1 capital2.22.22.1 Tier 1 capital ratio12.812.812.9 Tier 2 capital1.82.83.4 Total regulatory capital ratio14.615.616.3 10.8 12.9 16.3 regulatory 11.1 13.3 16.7 regulatory Risk weighted assets (RWA) ($bn)420429444 The impact of higher impairment provisions on capital (Level 2), $bn Leverage ratio5.75.75.7 Level 1 CET1 ratio10.711.011.1 Internationally comparable ratios1 Leverage ratio (internationally comparable)6.46.46.3 CET1 capital ratio (internationally comparable)16.215.915.8 3.9 AASB 9 5.0 Regulatory $1.1bn capital deduction over provisions 5.7 AASB 9 5.5 Regulatory Regulatory expected loss deduction nil 1 Internationally comparable methodology aligns with the APRA study titled ‘International Capital Comparison Study’ dated 13 July 2015. For more details on adjustments refer page 96. 94Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Capital, Funding and Liquidity

Risk weighted assets.

Increase from higher operational risk and interest rate risk in the banking book.

Risk weighted assets ($bn)


419.8
428.8
1.3
(1.0)
4.8
6.4
3.6
443.9
Up $15.1bn or 3.5%
Mar-19
Sep-19
Credit risk
Market risk
IRRBB
Operational risk
Other
Mar-20

- At 31 March 2020 RWA movements linked to slowing in activity was limited but may rise in future periods. APRA's RWA treatment of COVID-19 repayment holiday support packages is expected to provide relief in 2H20
- Credit RWA up $1.3bn. Some credit migration, mainly within mortgages from higher delinquencies
- Higher IRRBB from implementation of a new IRRBB model. Until the model is finalised and approved, Westpac is including an overlay in its IRRBB RWA. At March 2020 the overlay increased RWA by $6.3bn ($500m of capital), which has been partially offset by a higher embedded gain from lower rates
- Operational risk RWA higher mainly from the additional $500m capital overlay imposed by APRA following AUSTRAC's Statement of Claim
- Other RWA increased $3.6bn mostly from the adoption of AASB 16 Leasing on 1 October 2019

Movement in credit risk weighted assets ($bn)


362.8
367.9
1.1
(1.2)
(3.5)
3.9
1.0
369.1
Credit migration mainly in mortgages
Translation impact, mostly NZ$ loans
Up $1.3bn or 0.4%
Mar-19
Sep-19
Credit quality and portfolio mix
Business lending
Model changes
FX translation impacts
Mark-to-market
Mar-20

Graph may not add due to rounding

95 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Internationally comparable capital ratio reconciliation.

Capital, Funding and Liquidity

APRA's Basel III capital requirements are more conservative than those of the Basel Committee on Banking Supervision (BCBS), leading to lower reported capital ratios by Australian banks. In July 2015, APRA published a study that compared the major banks' capital ratios against a set of international peers[1]. The following details the adjustments from this study and how Westpac's APRA Basel III CET1 capital ratio aligns to an internationally comparable ratio

		(%)
Westpac's CET1 capital ratio (APRA basis)		**10.8**
Equity investments	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.3
Deferred tax assets	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.6
Interest rate risk in the banking book (IRRBB)	APRA requires capital to be held for IRRBB. The BCBS does not have a Pillar 1 capital requirement for IRRBB	0.1
Residential mortgages	Loss given default (LGD) of 15%, compared to the 20% LGD floor under APRA's requirements. APRA also applies a correlation factor for mortgages higher than the 15% factor prescribed in the Basel rules	1.8
Unsecured non-retail exposures	LGD of 45%, compared to the 60% or higher LGD under APRA's requirements	0.7
Non-retail undrawn commitments	Credit conversion factor of 75%, compared to 100% under APRA's requirements	0.4
Specialised lending	Use of internal-ratings based (IRB) probabilities of default (PD) and LGDs for income producing real estate and project finance exposures, reduced by application of a scaling factor of 1.06. APRA applies higher risk weights under a supervisory slotting approach, but does not require the application of the scaling factors	0.6
Currency conversion threshold	Increase in the A$ equivalent concessional threshold level for small business retail and small to medium enterprise corporate exposures	0.2
Capitalised expenses	APRA requires these items to be deducted from CET1. The BCBS only requires exposures classified as intangible assets under relevant accounting standards to be deducted from CET1	0.3
Internationally comparable CET1 capital ratio		**15.8**
Internationally comparable Tier 1 capital ratio		**18.6**
Internationally comparable total regulatory capital ratio		**22.7**

1 Methodology aligns with the APRA study titled "International capital comparison study", dated 13 July 2015.

96 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Capital, Funding and Liquidity

Well placed on internationally comparable.

CET1 and leverage ratios.

Common equity Tier 1 ratio (%)[1]


20%
15%
10%
5%
0%
Norinchukin Bank
CBA
Nordea
Danske Bank
RBS
Sumitomo Mitsui
Rabobank
Westpac 15.8%
BPCE
ANZ
ING Group
HSBC
Lloyds
NAB
Barclays
Standard Chartered
Intesa Sanpaolo
China Construction Bank
Deutsche Bank
Commerzbank
Societe Generale
Unicredit
ICBC
Credit Agricole SA
BNP Paribas
Mitsubishi UFJ
Credit Suisse
JPMorgan Chase
BBVA
Royal Bank of Canada
China Merchants Bank
Santander
Mizuho FG
Citigroup
Toronto Dominion Bank
Bank of America
Bank of Montreal
Scotiabank
Bank of China

Leverage ratio (%)[1]


8%
6%
4%
2%
0%
ICBC
China Construction Bank
Bank of China
Agricultural Bank of China
CBA
BBVA
China Merchants Bank
Intesa Sanpaolo
Rabobank
Westpac 6.3%
Norinchukin Bank
ANZ
Nordea
Standard Chartered
RBS
Unicredit
Credit Suisse
HSBC
Lloyds
Barclays
Santander
Commerzbank
BPCE
Mitsubishi UFJ
BNP Paribas
Sumitomo Mitsui
ING Group
Danske Bank
Societe Generale
Credit Agricole SA
Mizuho FG
Bank of Montreal
Royal Bank of Canada
Deutsche Bank
Scotiabank
Toronto Dominion Bank

1 Peer group comprises listed commercial banks with assets in excess of A$700bn and which have disclosed fully implemented Basel III ratios or provided sufficient disclosure to estimate. Based on company reports/ presentations. Ratios at 31 December 2019, except for ANZ, NAB and Westpac which are at 31 March 2020, and Bank of Montreal, Scotiabank, Royal Bank of Canada and Toronto Dominion are at 31 January 2020. Leverage ratio is on a transitional basis. Where accrued expected dividends have been deducted and disclosed, these have been added back for comparability. US banks are excluded from leverage ratio analysis due to business model differences, for example from loans sold to US Government sponsored enterprises. NAB has not disclosed an internationally comparable leverage ratio since September 2017.

97 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Liquidity coverage ratio. Liquidity at exceptionally high levels. Capital, Funding and Liquidity Liquidity coverage ratio (LCR)1 (%) Liquidity coverage ratio (LCR)1 ($bn and %) 114 121 127 134 125124 134133138 127 154 200.0 150.0 100.0 50.0 0.0 30 September 2019 LCR 127% 113.4 143.9 31 March 2020 LCR 154% 123.6 190.9 1H152H151H162H161H172H171H182H181H192H191H20 LCR eligible liquid assets ($bn and %) Net cash outflowsLiquid assetsNet cash outflowsLiquid assets Customer depositsHigh Quality Liquid Assets Wholesale fundingCommitted Liquidity Facility Other flowsTerm Funding Facility Liquidity coverage ratio (LCR)1 (%) Term Funding Facility $17.9bn Committed Liquidity Facility (CLF) $52.0bn 9 27$190.9bn 63 High Quality Liquid Assets (HQLA) $121.0bn 13(13) 127 1154 Chart does not add to 100 due to rounding Sep-19HQLACLF and TFFCustomer Deposits Wholesale funding and other flows Mar-20 1 LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash outflows in a modelled 30 day defined stressed scenario. Calculated on a spot basis. HQLA includes HQLA as defined in APS 210, RBNZ eligible liquids, less RBA open repos funding end of day ESA balances with the RBA. Committed Liquidity Facility or CLF is made available to Australian Authorised Deposit-taking Institutions by the RBA that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 – Liquidity. Other flows include credit and liquidity facilities, collateral outflows and inflows from customers. In 1H20, LCR also includes Westpac’s Initial Allocation of the Term Funding Facility.

Balance sheet funding. Net stable funding ratio at 117%. Capital, Funding and Liquidity Net stable funding ratio (NSFR) ($bn) 627.7 Available Stable FundingRequired Stable Funding Net stable funding ratio (NSFR) (%) Funding composition (%) By residual maturity 555 977 455 111212 111 888 626363 Key developments •Customer deposits, 63% of total funding – Strong growth in customer deposits, up $19.3bn in 1H20, compared to loans (up $4.9bn) increased the Group’s deposit to loan ratio to 75.6% (2H19: 73.4%) •Term Funding Facility (TFF) – The TFF makes available at least $90bn in aggregate to ADIs to support lending to Australian businesses – Funding is provided on a collateralised basis at an interest rate of 25bps, fixed for the term of the funding, for a maximum of 3 years – Westpac’s Initial Allowance is $17.9bn and can be drawn down until 30 September 2020 112 0.90.80.9 1.31.8(0.2) 117 Mar-19Sep-19Mar-20 Wholesale Onshore <1yr1 and is based on lending provided by the ADI to both large businesses and SMEs in the 3 months ending 31 January 2020 through to the 3 months Sep-19 Capital Mar-20 Wholesale Onshore >1yr Wholesale Offshore >1yr Securitisation Equity 2 Customer deposits until 31 March 2021 – The Initial Allowance of the TFF is included in the calculation of both the NSFR and the LCR as a committed liquidity facility Retail & SME Deposits Corporate & Institutional Deposits Wholesale funding and other Residential Mortgages ≤35% Risk Weight Other loans, liquids & other 1 Includes long term wholesale funding with a residual maturity less than or equal to 1 year. 2 Equity excludes FX translation, Available-for-Sale securities and Cash Flow Hedging Reserves. 3 Other includes derivatives and other assets. 4 Other loans includes off balance sheet exposures and residential mortgages >35% risk weight.

Capital, Funding and Liquidity

Long term wholesale funding.

$12.9bn issued in 1H20.

- $12.9bn new long term wholesale funding raised
- Majority of new issuance in senior unsecured bonds (44%) and covered bonds (20%) in line with prior years. Securitisation also contributed 20%
- Increased Tier 2 issuance ($2.2bn in 1H20), as the Group made progress towards APRA's TLAC requirements
- Higher proportion of USD term issuance in 1H20 reflects the depth of the US market and attractive funding levels early in 2020 calendar year

Term debt issuance and maturity profile[1,2,3] ($bn)


Covered bond
Hybrid
Senior/Securitisation
Sub debt
Issuance
Maturities
31
42
37
32
34
13
13
36
28
22
27
14
8
24
FY15
FY16
FY17
FY18
FY19
1H20
2H20
FY21
FY22
FY23
FY24
FY25
FY26
>FY26

New term issuance by tenor[2,4] (%)

Charts may not add to 100 due to rounding.


5.8yrs
6.5yrs
5.2yrs
WAM5
46
41
29
38
42
48
7
11
23
7
5
1
1
1
0
>5years
5 years
4 years
3 years
2 years
1 year
FY18
FY19
1H20

New term issuance by type (%)

Charts may not add to 100 due to rounding.


4
5
5
13
73
13
4
8
24
51
17
20
20
44
Subordinated debt
Hybrid
Securitisation
Covered bonds
Senior unsecured
FY18
FY19
1H20

New term issuance by currency (%)

Charts may not add to 100 due to rounding.


32
32
21
15
46
27
21
7
20
77
4
AUD
USD
EUR
Other
FY18
FY19
1H20

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months excluding US Commercial Paper and Yankee Certificates of Deposit. 2 Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure. 3 Perpetual sub-debt has been included in >FY26 maturity bucket. Maturities exclude securitisation amortisation. 4 Tenor excludes RMBS and ABS. 5 WAM is weighted average maturity.

100 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Tier 2 capital. Well progressed on TLAC requirements. Capital, Funding and Liquidity Westpac Tier 2 issuance and calls/maturities1,2 (notional amount, A$m) Tier 2 maturitiesApprox. TLAC requirement based on RWAs at 31 March 2020 3 5,000 IssuanceMaturities 4,000 3,000 2,000 1,000 0 4,209 2,241 1,0901,3431,1501,350 2,423 600 2,4232,0192,660 FY191H202H20FY21FY22FY23FY24FY25FY26FY27FY28FY29>FY29 Westpac Total Regulatory Capital CET1Additional Tier 1Tier 2 Westpac Tier 2 capital (notional amount, %) By format4By currency4 3.3% ($15bn) 2.1% ($9bn) 10.8% ($48bn) 5.0% (approx. $22bn3) 187 2 8 Callable Bullet 18 82 USD AUD Domestic AUD EMTN SGD 61JPY NZD HKD 31 March 2020 APRA-basis 1 Jan 2024 APRA-basis 1 Represents AUD equivalent notional amount using spot FX translation at date of issue for issuance and spot FX translation at 31 March 2020 for maturities. 2 Securities in callable format profiled to first call date, excluding the Perpetual Floating Rate Notes issued 30 September 1986. Securities in bullet format profiled to maturity date. 3 Estimates are based on Westpac’s RWAs at 31 March 2020, as measured under the current capital adequacy framework. Assumes no risk-weighted asset growth over the transition period and no management buffer. 4 Represents AUD equivalent notional amount using spot FX translation at 31 March 2020.

Divisional results

Divisional1 contributions. Divisional Results 1H20 divisional core earnings movements ($m)1H20 divisional cash earnings movements ($m) 5396,101 5,562 (362)(153)(75)(52) 149 5,608 (1,427) 4,181 3,553 3773,930 (347) (538) (295) (198)(274) 2,278 (1,285) Down 8% ex notable items 2H19 Add back notable items 2H19 ex-notable items Consumer Business WIB NZ Group Businesses 1H20 ex-notable items Notable items 1H20 2H19 Add back notable items 2H19 ex-notable items 1H20 ex-notable items Notable items 1H20 Down 42% ex notable items Consumer Business WIB NZ Group Businesses 993 2 3

Consumer

Consumer 1H20 performance.

Cash earnings ($m)



NIM up due to repricing partly offset by reduced deposit spreads
Higher severe weather related insurance claims and DAC[1] write-off
Increased investments including customer service hub and risk, regulatory and compliance programs and asset write-downs
Higher provisions from the economic impact of COVID-19 and higher delinquencies
1,636
1,723
31
1,754
40
(273)
(129)
(131)
146
1,407
3
1,410
Down $347m or 20%
Down $313m or 18%
1H19
2H19
Add back notable items
2H19 ex-notable items
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
1H20 ex-notable items
Notable items
1H20

Key financial metrics	1H19	2H19	1H20	Change on 2H19
Revenue[2] ($m)	4,469	4,678	**4,490**	(4%)
Net interest margin[2] (%)	2.20	2.27	**2.34**	7bps
Expense to income[2] (%)	41.8	40.6	**45.1**	large
Customer deposit to loan ratio[2] (%)	53.0	53.7	**54.2**	51bps
Stressed exposures to TCE[2] (%)	0.74	0.81	**0.85**	4bps
Life Insurance in-force premiums ($m)	1,259	1,212	**1,208**	–
General Insurance GWP ($m)	259	279	273	(2%)

Key operating metrics	1H19	2H19	1H20	Change on 2H19
Total banking customers (#m)[2]	9.6	9.7	**9.6**	(1%)
Active digital banking customers (#m)[2]	4.4	4.5	**4.5**	–
Total branches (#)	971	955	**931**	(24)
Total ATMs (#)	2,213	2,193	**2,133**	(60)
Customer satisfaction[3,4]	7.3 (2nd)	7.3 (2nd)	**7.3 (2nd)**	–
Net promoter score (NPS)[3,4] 6mma[5]	-6.6 (2nd)	-7.3 (3rd)	**-7.4 (3rd)**	–

1 Refers to the write-off of deferred acquisition costs (DAC) following changes to group life insurance. 2 Restated for the impact of customer migrations following the Group's refinement of the definition of SME customers. 3 Refer page 129 for metric definitions and details of provider. 4 Customer satisfaction and NPS metrics refer to total Consumer customers across the Westpac Group. Data for 1H20 as at February 2020. 5 6 month moving average.

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Business 1H20 performance. Business Cash earnings ($m) Lower wealth revenue Mostly from Key financial metrics1H192H191H20 Change on 2H19 NIM down from lower deposit spreads and AIEA down 1% partly offset by higher merchant income write-down of certain assets Revenue1 ($m)3,2333,2593,144(4%) Net interest margin1 (%)3.063.103.01(9bps) 1,238 1,122 1191,241 (74) (36)(43) (611) Higher provisions from the economic impact of COVID-19 Expense to income1 (%)43.144.846.7189bps Customer deposit to loan ratio1 (%)83.886.588.5197bps Stressed exposures to TCE1 (%)2.47%2.76%3.02%26bps 226703 (99) 604 Total funds ($bn) (spot)203.1215.4185.9(14%) Down $538m or 43% Key operating metrics1H192H191H20 Change on 2H19 1H19 2H19 Net interest income Tax and NCI Notable items 1H20 Total Business customers1 ,2 (‘000’s)1,0201,0191,021– Customer satisfaction3 (rank) #1 #1 #1– Customer satisfaction – SME3 (rank) #1 #1 = #1– Digital sales4 (%) 20 21 232ppt Platform FUA market share5 (inc. Corp Super) (%)181818– Add back notable items 2H19 ex-notable items Non-interest income Operating expenses Impairment charges 1H20 ex-notable items 105 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

WIB 1H20 performance. Westpac Institutional Bank Key financial metrics 1H19 2H19 1H20 Change on 2H19 Revenue ($m) 1,425 1,310 1,258 (4%) Net interest margin (%) 1.67 1.64 1.53 (11bps) Expense to income ratio (%) 45.8 48.2 52.0 382bps Net loans 76.5 75.4 80.4 7% Customer deposits 95.7 101.3 112.5 11% Customer deposit to loan ratio (%) 125.1 134.4 139.9 large Stressed exposures to TCE (%) 0.63 0.68 1.18 50bps Key operating metrics 1H19 2H19 1H20 Change on 2H19 Customer revenue1 / total revenue (%) 91.6 95.1 95.4 28bps Trading revenue / total revenue (%) 8.8 8.7 13.8 Large Revenue per FTE ($’000)2 844 811 784 (3%) NIM down due to lower deposit spreads Increased spending on risk, regulatory and compliance programs and higher technology costs 544 470 (45) (7)(23) Higher provisions from the economic impact of COVID-19 and a small number of large exposures (284) 64175 1H19 2H19 Net interest income Impairment charges Tax and NCI 1H20 Non-interest income Operating expenses 106 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

NZ 1H20 performance1. New Zealand Cash earnings ($NZm) Key financial metrics1H192H191H20 Change on 2H19 Lower fee income mostly due to product simplification Increased spending on risk, regulatory and compliance programs along with restructuring expenses Revenue ($NZm)1,2481,1671,162Flat 555 487 2451110 (26) (44) Higher provisions from the economic impact of COVID-19 and new IAPs for two large exposures (235) Net interest margin (%) 2.23 2.09 2.06 (3bps) Expense to income (%) 38.5 44.0 46.6 260bps Customer deposit to loan ratio (%) 78.2 76.6 79.4 283bps Stressed exposures to TCE (%) 1.57 1.66 1.64 (2bps) 84300 (5) 295 Key operating metrics1H192H191H20 Change on 2H19 1H19 2H19 Add back notable items 2H19 ex-notable items Net interest income Non-interest income Operating expenses Impairment charges Tax and NCI 1H20 ex-notables Notable items 1H20 Customers (#m)1.351.351.35Flat Branches (#) 161 155 151 (4) Consumer NPS2 +11 +5 +21Up 16 Business NPS2+4+3+1Down 2 Agri NPS2+16+20+21Up 1 Funds ($NZbn) (spot)10.911.510.9(5%) Service quality – complaints (000’s) 8.6 9.39.62% 1 In NZ$ unless otherwise noted. 2 Refer page 129 for details of metric definition and provider. 107 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

NZ balance sheet drivers. New Zealand New Zealand net loans (NZ$bn)New Zealand deposits (NZ$bn) 82.184.21.51.387.0 64.264.51.3 Up 3%Up 7% Mar-19Sep-19ConsumerBusinessMar-20 Mar-19Sep-19ConsumerBusinessMar-20 New Zealand customer loans (NZ$bn) and % of totalNew Zealand customer deposits (NZ$bn) and % of total Up 2% Up 3% Business 87Personal Up 4% 62 64Flat 69 64 Up 7% Transaction Savings 808284 Up 3% Mortgage 14161520 Term deposits 29303132 49505153 37% 2% 61% 15151516 33333433 29% 24% 47% Sep-18Mar-19Sep-19Mar-20 Sep-18Mar-19Sep-19Mar-20 108 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Stressed exposures.

New Zealand

Business stressed exposures as a % of New Zealand business TCE


Watchlist & substandard
90+ day past due and not impaired
Impaired
4.9
3.2
0.2
1.5
3.3
2.3
0.1
0.9
3.4
2.4
0.2
0.8
5.5
5.0
0.0
0.5
4.4
4.0
0.1
0.3
3.3
3.0
0.0
0.3
3.1
2.9
0.1
0.1
2.9
2.5
0.1
0.3
Sep-13
Sep-14
Sep-15
Sep-16
Sep-17
Sep-18
Sep-19
Mar-20
5
4
7
14
15
55
Property
Manufacturing
Agriculture, forestry & fishing
Wholesale trade
Construction
Other

Agribusiness portfolio

	Mar-19	Sep-19	Mar-20
TCE (NZ$bn)	9.4	9.5	9.6
Agriculture as a % of total TCE	8.2	8.1	7.6
% of portfolio graded as 'stressed'[1]	10.0	10.0	9.8
% of portfolio in impaired	0.40	0.32	0.48

1 Includes impaired exposures. 2 Source: Fonterra.

Milk price & Fonterra dividend[2] (NZ$)


Kg Ms
$10
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
Dividend
Milk price
Westpac Economics forecast
0.40
0.10
0.00
0.10
0.10
6.12
6.69
6.35
7.00
6.30
2016/17
2017/18
2018/19
2019/20
2020/21

Dairy portfolio summary

- Overall portfolio health remains sound. Dairy stressed assets largely flat. Focus remains on supporting existing dairy customers with proven long-term viability
- Fonterra has forecast a price range for the 2019/20 season of $7.00-$7.60/kg milk solids
- Increased environmental regulation, rising costs and reduced global purchasing power due to the COVID-19 pandemic will pose ongoing challenges

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Consumer portfolio.

New Zealand

Mortgage 90+ day delinquencies[1] (%)



1.0
0.5
0.0
Introduction of changes to the reporting of hardship
0.27
Mar-13
Sep-13
Mar-14
Sep-14
Mar-15
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18
Sep-18
Mar-19
Sep-19
Mar-20

Unsecured consumer 90+ day delinquencies[1] (%)



2.0
1.5
1.0
0.5
0.0
Introduction of changes to the reporting of hardship
1.59
Mar-13
Sep-13
Mar-14
Sep-14
Mar-15
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18
Sep-18
Mar-19
Sep-19
Mar-20

Mortgage portfolio LVR[2] (%) of portfolio



93% of mortgage portfolio less than 80% LVR
47%
23%
23%
5%
2%
0<=60
60<=70
70<=80
80<=90
90+

Mortgage loss rates each half (%)



0.25
0.20
0.15
0.10
0.05
0.00
0.01
1H12
2H12
1H13
2H13
1H14
2H14
1H15
2H15
1H16
2H16
1H17
2H17
1H18
2H18
1H19
2H19
1H20

1 In May 2019 we made changes to the reporting of customers in hardship to align to the method used by APRA. 2 LVR based on current loan property value at latest credit event.

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Economics

Australian and New Zealand economic forecasts. Economics Calendar year Key economic indicators (%) at April 2020201820192020F Source: Westpac Economics. 1 Year average growth rates. 2 Through the year growth rates. 3 Business investment adjusted to exclude the effect of public sector purchases of public assets. 112 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

The Australian economy. Population 25.5 million. Economics Australian populationAustralian GDP and employment composition Population 246k Output 2019 - sector contribution to GDP (%)1 Western Northern Territory Queensland Population 5.1m Mining 1910Manufacturing 6Construction Transport, Utilities Population 2.6m AustraliaSouth Australia New South 10 Population 8.1m 8Wholesale, Retail Agriculture 8Household services Population 1.8m Victoria Wales ` ACT Population 428k 6Health 9Education 96Public administration Population 6.6m Tasmania Population 536k Finance Business services Relative size of States (Share of Australia, 2018/19, %) GSPPopulationEmploymentExports Australian employment by sector 2019 (%) Mining 33 32 32 29 26 26 24 14 35 19 20 20 20 14 1528 9 66 8 Manufacturing Construction Transport, Utilities Wholesale, Retail Agriculture Household services Health, Social Assistance 10 11 6 7 7 4 2 2 2 1 14Education 12Public Administration 13Finance NSWVictoriaQueenslandWASATasmania Sources: ABS, Westpac Economics 1 Real, financial years. Business services 113 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

A difficult period ahead for the Australian economy. Unemployment forecast to peak at 9.1%. Economics Economic indicatorsCurrent Dec 2020 forecast Australian GDP Consumer & business confidence Cash rate0.25% (9 Apr) Unemployment5.1% (8 Apr) 0.25% 7.3% % ann 10 8 6 4 2 0 % ann Westpac fc/s10 to end 20238 6 4 2 0 net bal. 130 110 90 monthly net bal. 30 10 -10 GDP (%yr end) 2.2%-2 (8 Apr)-5.0%-4 -6 -8 -270 -4 -650 -8 Consumer (lhs) Business (rhs) -30 -50 Private sector credit2.8% (Feb) 0.3% -10 Dec-80 Dec-88 Dec-96 Dec-04 Dec-12 Dec-20 Sources: ABS, Westpac Economics. -10 30 Mar-06 Mar-09 Mar-12 Mar-15 Mar-18 Sources: Westpac MI, NAB, Westpac Economics -70 Unemployment rateAustralian private sector credit growth % 12’80s recession 10 8 6 4 2 ’90s recession Forecasts factor in potential% impact of JobKeeper Payment12 COVID-1910 8 GFC 6 Westpac fc/s to4 end 2021 2 % ann 25 20 15 10 5 0 -5 -10 HousingTotal creditBusiness Forecasts end 2020 Dec-80Dec-90Dec-00Dec-10Dec-20 Sources: ABS, Westpac Economics. Mar-96Mar-00Mar-04Mar-08Mar-12Mar-16Mar-20 114 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

COVID-19 Australian Government support measures.

Economics

Reserve Bank of Australia (RBA) supporting market liquidity

- Cash rate cut to 25bps
- Open market operations – added 1-month and 3-month repos daily and 6-month (or longer) at least weekly
- Government bond purchase program targeting 3-year yield of ~25bps
- Established $90bn Term Funding Facility, allowing ADIs to borrow up to 3% of credit outstanding for 3 years at 25bps. Allocations may rise if ADIs increase lending to businesses, especially SMEs
- Exchange Settlement account balances remunerated at 10bps (was zero)
- Temporary US$60bn swap line with the US Federal Reserve

Australian Federal Government and State Governments providing stimulus

- JobKeeper Payment - wage subsidy of $1,500 per fortnight per eligible employee for up to 6 months
- Two one-off payments of $750 to persons receiving social assistance
- Fortnightly payments to recipients of income support increased to $550
- Early release of superannuation (up to $20k) and reduction in superannuation drawdown rates
- Cash flow assistance to SMEs and not-for-profits (<=$100k)
- Subsidy for trainee and apprentice wages
- SME Guarantee Scheme of 50% (up to $20bn) to support $40bn in new SME loans
- $15bn investment by Australian Office of Financial Management (AOFM) in structured finance
- Moratorium on evictions for residential tenancies and establishment of SME leasing principles
- State and Territory Government packages also announced

Australian Federal Government and RBA stimulus packages ($bn)


$320bn
or 16.4%
of GDP
130
25
39
125
JobKeeper Payment
Support for individuals and households
Support for businesses
Supporting the flow of credit

Australian State Government stimulus packages ($bn)


3.3
1.7
4.0
1.7
1.0
1.0
New South Wales
Victoria
Queensland
Western Australia
Tasmania
South Australia

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Australian housing market. Turnover expected to slow in response to COVID-19 restrictions. Economics Australian dwelling pricesRental vacancy rates Index 230 210 190 All dwellings (index, Jan 2004 = 100) Rest of AustraliaOther capitalsSydney-Melbourne 230 210 190 Rental vacancy rates (%, quarterly, annual average) % SydneyBrisbaneMelbournePerth 8 7 170 150 130 110 90 6 1705 1504 1303 2 110 1 900 National average since 1980 Mar-05Mar-07Mar-09Mar-11Mar-13Mar-15Mar-17Mar-19Mar-21 Dec-87Dec-92Dec-97Dec-02Dec-07Dec-12Dec-17 Sources: CoreLogic, Westpac Economics. Sources: REIA, Westpac Economics. Capital cityPop’n Dwelling prices %ch last 3mths (Mar-20) Dwelling prices YoY (Mar-20) Residential property: listings and sales1 ‘000s new listings (lhs)sales (lhs) 31 ‘000s 31 Sydney 4.8m Up 3.9% Up 13.0% Melbourne 4.5m Up 2.9% Up 12.0% Brisbane 2.3m Up 1.6% Up 3.1% Perth 1.9m Up 0.9% Down 3.1% 2929 2727 2525 2323 2121 1919 1717 1515 Mar-08Mar-10Mar-12Mar-14Mar-16Mar-18Mar-20 Sources: CoreLogic, Westpac Economics. 1 Monthly, capital cities combined, seasonally adjusted by Westpac, smoothed. Sources: REIA, Westpac Economics. 116 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Economics

The New Zealand economy.

Population 4.9 million.

Regional GDP

Total nominal GDP 2018: ***$311bn***


Northland, ***$8bn***
4% of population
Auckland, ***$114bn***
35% of population
Bay of Plenty, ***$17bn***
6% of population
Waikato, ***$26bn***
10% of population
Taranaki, Whanganui/Manawatu, ***$20bn***
7% of population
Gisborne/Hawke's Bay, ***$11bn***
4% of population
Tasman/Nelson, ***$5bn***
2% of population
Wellington, ***$39bn***
11% of population
West Coast, ***$2bn***
1% of population
Marlborough, ***$3bn***
1% of population
Southland, ***$6bn***
2% of population
Canterbury, ***$38bn***
13% of population
Otago, ***$14bn***
5% of population

Economy

Output 2019 - sector shares of GDP (%)


7
7
3
3
7
14
5
33
5
11
4
Primary industries
Construction
Electricity, gas, and water
Food manufacturing
Manufacturing (excl. food)
Wholesale, retail and accommodation
Transport
Financial and professional services
Public administration
Social services (incl. health)
Other

NZ employment by sector 2019 (%)


6
9
9
19
4
20
6
19
9
Primary industries
Construction
Manufacturing
Wholesale / Retail / Accommodation
Transport
Financial / professional services / IT
Public administration
Social services (incl. health)
Other

Sources: Stats NZ, Westpac Economics
Nationwide GDP and employment figures are for the year to Dec 2019, regional figure are for the year to March 2019.

Bars may not add to 100 due to rounding

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New Zealand emerging from temporary lockdown. Unemployment expected to peak at 9.5%. Economics Economic indicatorsCurrent Dec 2020 forecast New Zealand GDP Consumer & business confidence Cash rate0.25% -0.50% % ann% ann 12Westpac12 140 Index Index Consumer confidence (left axis) 100 (9 Apr) 10Previous GDP forecast forecasts10 Business confidence (right axis)80 8 Adjusted for Covid-19 813060 Unemployment4.0% (8 Apr) 7.7%6 4 2 disruptions 612040 420 21100 GDP (%yr end) 1.8% 0 (8 Apr)-4.6%-2 -4 -6 0 -2100 -490 -6 -20 -40 -60 -80 Private sector credit5.7% (Feb) 3.9% -8 200620092012201520182021 Sources: NZ Treasury, Westpac Economics. -880 20062009201220152018 Sources: ANZ, Westpac Economics -100 Unemployment rateNew Zealand private sector credit growth % 10Previous forecast 9 8Adjusted for Covid-19 disruptions 7 6 5 4 3 2 % Westpac10 forecasts9 8 7 6 5 4 3 2 % ann 25 20 15 10 5 0 -5 -10 HousingTotal creditBusiness Forecasts end 2020 200620092012201520182021 Sources: Stats NZ, Westpac Economics. Aug-00Aug-04Aug-08Aug-12Aug-16Aug-20 Sources: Westpac Economics 118 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

New Zealand housing market. Strong price momentum yet to reflect COVID-19 lockdown measures. Economics New Zealand dwelling prices by regionAnnual house price growth 2300 2100 1900 1700 1500 1300 1100 900 Index Auckland Canterbury Wellington Other regions Index 2300 2100 1900 1700 1500 1300 1100 900 20% 15 10 5 0 -5 -10 % Forecast 20 15 10 5 0 -5 -10 2007200920112013201520172019 Sources: REINZ, Westpac Economics. 20062008201020122014201620182020 Sources: QVNZ, Westpac Economics. RegionPop’n Dwelling prices %ch last 3mths (Mar 20) Dwelling prices YoY (Mar 20) House sales (monthly, seasonally adjusted) Level 10000 Level 10000 Auckland 1.6m +3.8% +8.1% Wellington 0.5m +3.8% +11.8% Canterbury 0.6m +0.8% +4.1% Nationwide 4.9m +3.4% +9.3% 8000 6000 4000 2000 0 2007200920112013201520172019 8000 6000 4000 2000 0 Sources:REINZ, Stats NZ.Sources: REINZ. 119 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

COVID-19 New Zealand Government support measures.

Economics

Reserve Bank of New Zealand supporting market liquidity

- Cash rate cut to 25bps
- Large scale asset purchases (LSAP) – targeting lower rate by buying $30bn of government bonds, plus $3bn in Local Government Funding Agency (LGFA) debt
- Open market operations – repo out to 3m terms
- Purchase of NZ government bonds maturing 15 May 2021 for liquidity management purposes and to support market functioning (distinct from LSAP)
- Term Auction Facility giving banks access to 12 month loans on a collateralised basis
- Term Lending Facility (TLF) offering loans for a term of 3 years. The TLF will be priced at a margin over the OCR, with similar collateral eligibility and haircuts to existing OMO and TAF operations
- Providing liquidity in the FX swap market
- Temporary US$30bn swap line with the US Federal Reserve
- Removing allocated credit tiers for Exchange Settlement Account System account holders – all ESAS credit balances to be remunerated at the OCR
- Core Funding Ratio lowered from 75% to 50%.
- The planned increase in bank capital requirements will be delayed for a year

New Zealand Government providing stimulus

- NZ$8bn to NZ$12bn subsidy for wages
  - Firms that can show revenue is down by at least 30% compared to a year ago will be paid $581 per week per fulltime employee. The subsidy is available for 12 weeks. There are provisions for the self-employed and businesses that have been trading for less than one year
  - Expected to be extended beyond the initial planned 12 weeks
- NZ$5.9bn of business support measures including tax relief
- NZ$2.8bn increase in benefits
- NZ$600m aviation support package
- NZ$500m to support the healthcare system
- NZ$126m to pay sick leave for people in self-isolation or suffering COVID-19
- $100m redeployment package
- NZ$35m tertiary student support package
- The Government has also introduced a Business Finance Guarantee Scheme for small and medium-sized firms. Under this scheme banks will provide loans to businesses, but the Government will take 80% of the credit risk. The scheme will offer a total of $6.25 billion in loans

New Zealand fiscal support package ($NZ bn)


1.4
2.8
$22bn
or 7%
of GDP
12.0
5.9
Wage subsidies
Business support measures
Benefit payments
Other support measures

New Zealand Net core Crown debt as a % of GDP


60
50
40
30
20
10
0
Actual
HYEFU projections
Westpac estimate
Forecasts
1992
1997
2002
2007
2012
2017
2022
June years

Source: The Treasury, Westpac

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Appendix and Disclaimer

Appendix 1: Cash earnings adjustments. Appendix Cash earnings adjustment 1H19 $m 2H19 $m 1H20 $mDescription Reported net profit3,1733,6111,190Net profit attributable to owners of Westpac Banking Corporation Fair value (gain)/loss on economic hedges125(90)(219) Fair value on economic hedges (which do not qualify for hedge accounting under AAS) comprise: •The unrealised fair value (gain)/loss on foreign exchange hedges of future New Zealand earnings impacting non-interest income is reversed in deriving cash earnings as they may create a material timing difference on reported results but do not affect the Group’s cash earnings over the life of the hedge; and •The unrealised fair value (gain)/loss on hedges of accrual accounted term funding transactions are reversed in deriving cash earnings as they may create a material timing difference on reported results but do not affect the Group’s cash earnings over the life of the hedge Ineffective hedges(5)(15)(24)The unrealised (gain)/loss on ineffective hedges is reversed in deriving cash earnings because the gain or loss arising from the fair value movement in these hedges reverses over time and does not affect the Group’s profits over time Adjustments related to Pendal Group54063 Consistent with prior periods, this item has been treated as a cash earnings adjustment given its size and that it does not reflect ongoing operations. The Group has indicated that it may sell the remaining 10% shareholding in Pendal Group Limited at some future date. From September 2018, this adjustment relates to the mark to market of the shares and separation costs related to the original sell down. Any future gain or loss on this shareholding will similarly be excluded from the calculation of cash earnings Treasury shares(2)7(17) Under AAS, Westpac shares held by the Group in the managed funds and life businesses are deemed to be Treasury shares and the results of holding these shares cannot be recognised in the reported results. In deriving cash earnings, these results are included to ensure there is no asymmetrical impact on the Group’s profits because the Treasury shares support policyholder liabilities and equity derivative transactions which are re-valued in determining income Cash earnings3,2963,553993 122 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Appendix

Appendix 2:

Reinventure – Investing in fintech businesses.[1]

Westpac has committed $150m to fintech venture capital fund, Reinventure.
Reinventure enables Westpac to access insights and adjacent business opportunities, both in Australia and offshore.
The model also helps Westpac to source commercial partnerships that create value for customers

New business models

SocietyOne
Peer-to-peer (P2P) online lending platform connecting borrowers and investors

OpenAgent.com.au
Helps home sellers make decisions about who they choose to sell their property

ASSEMBLY
Full stack payments platform

Auror.
Uses data to shed light on high volume crimes, improving prevention and detection coinbase
A bitcoin wallet and platform

flare
Comprehensive cloud-based human resources and employee benefits platform to streamline HR processes

Valiant
Business loan marketplace that matches SMEs to the best lender based on their characteristics and needs

Hey You
A payment app for customers when dining out or grabbing a coffee on the go zest
A consumer digital lending platform

hmlet
Turning buildings into community-centric dwellings

New technology capabilities

kasada
Enterprise cyber security company that protects businesses from malicious bot attacks

CODELINGO
Enabling software development teams to scale processes and improve code quality

Polychain Capital
A fund of funds for cryptocurrency and blockchain technology doshii
Connects ordering apps, payment devices, loyalty and reservations platforms to any point of sale

InDebted
Digitised debt collection, leveraging modern communications, automation and machine learning

Slyp
Smart receipts that automatically link purchase receipts to customers' bank accounts

FORTE
Pioneering a new asset class called Tradeable Income Based Securities (TIBS)

IMMUTABLE
Creating real-game assets for developers, using blockchain technology

Data, AI and analytics

HYPER ANNA
A natural language AI system for data analysis targeting relatively simple business queries that comprise 70% of an analyst's work in a large organisation

BASIQ
Open Banking API platform that provides connectivity to over 100 financial sources across Australia and NZ

DATA REPUBLIC
A trust framework and secure platform that allows users to exchange data safely and securely

Curious thing
Conversational voice-based AI for digital interviewing, powered by machine learning

a·kin
AI company that integrates neuroscience into their platform creating capability that not only manages complex problems but is able to form intrinsic relationships with humans

Flybits
AI-powered, context-as-a-service platform, to deliver personalised experiences to customers

Fillr
Standardises mobile forms into an easily readable format and fillable at the tap of a button

KEPLER ANALYTICS
B2B platform for physical retail stores that provides insights through their AI engine and in-store sensors

1 Logos are of the respective companies.

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Appendix

Appendix 3:
Sustainability.

Industry awards[1]

Received "B" rating in the 2019 CDP for our response to climate change, announced January 2020

Achieved highest ISS QualityScore for Environment and Social dimensions

Rated Prime status of "C" by ISS ESG (formerly ISS-oekom)

Received highest "Leading" rating for the 12th consecutive year for ESG Reporting in 2019 from the Australian Council of Superannuation Investors

Sustainability indexes[1]

A member of DJSI World, DJSI Asia Pacific, and DJSI Australia Indexes since 2002

ESG risk rating of 28.2 (medium risk), in line with rating of major Australian banks[2]

Member of the FTSE4Good Index, of which Westpac has been a member for over 11 years, announced in June 2019

Ranked 'A' by MSCI ESG Ratings[3]

Member of the STOXX 2019/2020 Global ESG Leaders Indices for the seventh consecutive year

Inclusion and diversity recognition[1]

Included in the 2020 Bloomberg Gender Equality Index

Received "Advancement" Award in the 2020 Aspect National Recognition Awards from Autism Spectrum Australia Index and Autism Spectrum award

Included in the 2019-20 Australian Network on Disability Access and Inclusion Index

1 At 31 March 2020, unless otherwise indicated. 2 Copyright ©2019 Sustainalytics. Data as at 31 March 2020. 3 The inclusion of WBC in any MSCI Index, and the use of MSCI logos, trademarks, service marks or index names herein, do not constitute a sponsorship, endorsement or promotion of WBC by MSCI or any of its affiliates. The MSCI Indexes are the exclusive property of MSCI. MSCI and the MSCI index names and logos are trademarks or service marks of MSCI or its affiliates.

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Appendix 3: Sustainability. Appendix Key commitments and partnerships1 Principles for Responsible Banking Signatory 2019 Principles for Responsible Investment Signatory (2007) UN Sustainable Development Goals CEO Statement of Commitment (2015) Paris Climate Agreement Supporter (2015) The Equator Principles Founding Adopter, First Australian Bank (2003) UN Environment Program Finance Initiative Founding Member (1991) Financial Stability Board’s Task Force on Climate-related Financial Disclosures Align with and support Climate Action 100+ Signatory (2018) RE100, an initiative of The Climate Group in partnership with CDP Member (2019) Commitment to United Nations Global Compact Signatory (2002), Global Compact Network Australia Founding Member (2009) Global Investor Coalition Statement on Climate Change Signatory (2014) The Montreal Carbon Pledge Signatory (2014) Climate Bonds Initiative Partner Carbon Markets Institute Corporate Member We Mean Business Coalition Signatory (2015) Social Traders (for social enterprises) Member of Connect (2016) Carbon Neutral Certification Since 2012 Supply Nation (for Indigenous owned businesses) Founding member (2016) WeConnect International (for women owned businesses) (2014) United Nations Tobacco-Free Finance pledge Founding signatory (2018) 1 As at 31 March 2020, unless otherwise indicated. 125 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Appendix 4: Definitions – Divisions. Appendix Consumer Consumer is responsible for sales and service to consumer customers in Australia. Consumer is also responsible for the Group’s insurance business which covers the manufacture and distribution of life, general and lenders mortgage insurances. The division also uses a third party to manufacture certain general insurance products. Banking products are provided under the Westpac, St.George, BankSA, Bank of Melbourne, and RAMS brands, while insurance products are provided under Westpac and BT brands. Consumer works with Business and WIB in the sales, service, and referral of certain financial services and products including superannuation, platforms, auto lending and foreign exchange. The revenue from these products is mostly retained by the product originators WIB Westpac Institutional Bank (WIB) delivers a broad range of financial products and services to corporate, institutional and government customers operating in, or with connections to Australia and New Zealand. WIB operates through dedicated industry relationship and specialist product teams, with expert knowledge in financing, transactional banking, and financial and debt capital markets. Customers are supported throughout Australia as well as via branches and subsidiaries located in New Zealand, the US, UK and Asia. WIB is also responsible for Westpac Pacific currently providing a range of banking services in Fiji and PNG. WIB works with all the Group’s divisions in the provision of markets related financial needs including across foreign exchange and fixed interest solutions Business Business provides business banking and wealth facilities and products for customers across Australia. Business is responsible for manufacturing and distributing facilities to SME and Commercial business customers (including Agribusiness) generally for up to $200 million in exposure. SME customers include relationship managed and non-relationship managed SME customers. The division offers a wide range of banking products and services to support their borrowing, payments and transaction needs. In addition, specialist services are provided for cash flow finance, trade finance, automotive and equipment finance and property finance. The division is also responsible for Private Wealth and the manufacture and distribution of investments (including margin lending and equities broking), superannuation and retirement products as well as wealth administration platforms. Business operates under the Westpac, St.George, BankSA, Bank of Melbourne, and BT brands. Business works with Consumer and WIB in the sale, referral and service of select financial services and risk management products (including corporate superannuation, foreign exchange and interest rate hedging). The revenue from these products is mostly retained by the product originators Westpac NZ Group Businesses or GB Westpac New Zealand is responsible for sales and service of banking, wealth and insurance products for consumer, business and institutional customers in New Zealand. Westpac conducts its New Zealand banking business through two banks: Westpac New Zealand Limited, which is incorporated in New Zealand, and Westpac Banking Corporation (New Zealand Branch), which is incorporated in Australia. Westpac New Zealand operates via an extensive network of branches and ATMs across both the North and South Islands. Business and institutional customers are also served through relationship and specialist product teams. Banking products are provided under the Westpac brand while insurance and wealth products are provided under Westpac Life and BT brands, respectively. New Zealand also maintains its own infrastructure, including technology, operations and treasury This segment provides centralised Group functions including Treasury, Technology and Core Support (finance, human resources etc.). Costs are partially allocated to other divisions in the Group, with costs attributed to enterprise activity retained in Group Businesses. This segment also reflects Group items including: earnings on capital not allocated to divisions, earnings from non-core asset sales, earnings and costs associated with the Group’s fintech investments and certain other head office items such as centrally raised provisions. Following the Group’s decision to restructure the Wealth business and to exit the Advice business in 2019, the remaining Advice business (including associated remediation) and support functions of BTFG Australia has been transferred to Group Business 126 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Appendix

Appendix 4:
Definitions – Credit quality.

90 days past due and not impaired	Includes facilities where: • contractual payments of interest and / or principal are 90 or more calendar days overdue, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days (including accounts for customers who have been granted hardship assistance); or • an order has been sought for the customer's bankruptcy or similar legal action has been instituted which may avoid or delay repayment of its credit obligations; and • the estimated net realisable value of assets / security to which Westpac has recourse is sufficient to cover repayment of all principal and interest, or where there are otherwise reasonable grounds to expect payment in full and interest is being taken to profit on an accrual basis. These facilities, while in default, are not treated as impaired for accounting purposes
Provision for expected credit losses (ECL)	Expected credit losses (ECL) are a probability-weighted estimate of the cash shortfalls expected to result from defaults over the relevant timeframe. They are determined by evaluating a range of possible outcomes and taking into account the time value of money, past events, current conditions and future economic conditions
Collectively assessed provisions (CAPs)	Loans not found to be individually impaired or significant will be collectively assessed in pools of similar assets with similar risk characteristics. The size of the provision is an estimate of the losses already incurred and will be estimated on the basis of historical loss experience for assets with credit characteristics similar to those in the collective pool. The historical loss experience will be adjusted based on current observable data. Included in the collectively assessed provision is an economic overlay provision which is calculate based on changes that occurred in sectors of the economy or in the economy as a whole.
Individually assessed provisions (IAPs)	Provisions raised for losses that have already been incurred on loans that are known to be impaired and are assessed on an individual basis. The estimated losses on these impaired loans is based on expected future cash flows discounted to their present value and, as this discount unwinds, interest will be recognised in the income statement
Stage 1: 12 months ECL – performing	For financial assets where there has been no significant increase in credit risk since origination a provision for 12 months expected credit losses is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset

Stage 2: Lifetime ECL – performing	For financial assets where there has been a significant increase in credit risk since origination but where the asset is still performing a provision for lifetime expected losses is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset
Stage 3 Lifetime ECL – non-performing	For financial assets that are non-performing a provision for lifetime expected losses is recognised. Interest revenue is calculated on the carrying amount net of the provision for ECL rather than the gross carrying amount
Impaired assets	Includes exposures that have deteriorated to the point where full collection of interest and principal is in doubt, based on an assessment of the customer's outlook, cashflow, and the net realisation of value of assets to which recourse is held: • facilities 90 days or more past due, and full recovery is in doubt: exposures where contractual payments are 90 or more days in arrears and the net realisable value of assets to which recourse is held may not be sufficient to allow full collection of interest and principal, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days; • non-accrual assets: exposures with individually assessed impairment provisions held against them, excluding restructured loans; • restructured assets: exposures where the original contractual terms have been formally modified to provide for concessions of interest or principal for reasons related to the financial difficulties of the customer; • other assets acquired through security enforcement (includes other real estate owned): includes the value of any other assets acquired as full or partial settlement of outstanding obligations through the enforcement of security arrangements; and • any other assets where the full collection of interest and principal is in doubt.
Stressed assets	The sum of watchlist and substandard, 90 days past due and not impaired and impaired assets
Total committed exposures (TCE)	Represents the sum of the committed portion of direct lending (including funds placement overall and deposits placed), contingent and pre-settlement risk plus the committed portion of secondary market trading and underwriting risk
Watchlist and substandard	Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal

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Appendix 4:
Definitions – Earnings, capital and liquidity.

Appendix

Earnings Drivers	
Average interest-earning assets (AIEA)	The average balance of assets held by the Group that generate interest income. Where possible, daily balances are used to calculate the average balance for the period
Cash earnings per ordinary share	Cash earnings divided by the weighted average ordinary shares (cash earnings basis)
Core earnings	Net operating income less operating expenses
Full-time equivalent employees (FTE)	A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight
Net interest margin (NIM)	Calculated by dividing net interest income by average interest-earning assets
Net tangible assets per ordinary share	Net tangible assets (total equity less goodwill and other intangible assets less minority interests) divided by the number of ordinary shares on issue (reported)
Weighted average ordinary shares (cash earnings)	Weighted average number of fully paid ordinary shares listed on the ASX for the relevant period
Capital	
Capital ratios	As defined by APRA (unless stated otherwise)
Internationally comparable ratios	Internationally comparable regulatory capital ratios are Westpac's estimated ratios after adjusting the capital ratios determined under APRA Basel III regulations for various items. Analysis aligns with the APRA study titled "International capital comparison study" dated 13 July 2015
Leverage ratio	As defined by APRA (unless stated otherwise). Tier 1 capital divided by 'exposure measure' and expressed as a percentage. 'Exposure measure' is the sum of on-balance sheet exposures, derivative exposures, securities financing transaction exposures and other off-balance sheet exposures
Risk weighted assets or RWA	Assets (both on and off-balance sheet) are risk weighted according to each asset's inherent potential for default and what the likely losses would be in case of default. In the case of non-asset-backed risks (ie. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5
Liquidity	
Committed liquidity facility (CLF)	The RBA makes available to Australian Authorised Deposit-taking Institutions a CLF that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 Liquidity
High quality liquid assets (HQLA)	Assets which meet APRA's criteria for inclusion as HQLA in the numerator of the LCR
Liquidity coverage ratio (LCR)	An APRA requirement to maintain an adequate level of unencumbered high quality liquid assets, to meet liquidity needs for a 30 calendar day period under an APRA-defined severe stress scenario. Absent a situation of financial stress, the value of the LCR must not be less than 100%, effective 1 January 2015. LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash out-flows in a modelled 30 day defined stressed scenario
Net stable funding ratio (NSFR)	The NSFR is defined as the ratio of the amount of available stable funding (ASF) to the amount of required stable funding (RSF) defined by APRA. The amount of ASF is the portion of an ADI's capital and liabilities expected to be a reliable source of funds over a one year time horizon. The amount of RSF is a function of the liquidity characteristics and residual maturities of an ADI's assets and off-balance sheet activities. ADI's must maintain an NSFR of at least 100%

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Appendix 4:
Definitions – Other.

Appendix

Branch transactions	Branch transactions are typically withdrawals, deposits, transfers and payments
Customer satisfaction or CSat	The Customer Satisfaction score is an average of customer satisfaction ratings of the customer's main financial institution for consumer or business banking on a scale of 0 to 10 (0 means 'extremely dissatisfied' and 10 means 'extremely satisfied')
CSat – overall business	Source: DBM Consultants Business Atlas, 6 months to March 2019, August 2019 and February 2020. MFI customers, all businesses
CSat – overall consumer	Source: DBM Consultants Consumer Atlas, 6 months to March 2019, August 2019 and February 2020. MFI customers
CSat – overall consumer	Source: DBM Consultants Consumer Atlas, 6 months to March 2019, August 2019 and February 2020. MFI customers
CSat –SME	Source: DBM Consultants Business Atlas, 6 months to March 2019, August 2019 and February 2020. MFI customers, Total SME businesses. Total SME businesses are those organisations with annual turnover under $5 million (excluding Agribusinesses)
Digitally active	Australian consumer and business customers who have had an authenticated session (including Quickzone) on Westpac Group digital banking platforms in the prior 90 days
Digital sales	Sales refers to digital sales of consumer core products only. Sales with a funded deposit or activation constitute a quality sale. Includes new American Express credit card sales
Digital transactions	Digital transactions including payment and transfers that occur on Westpac Live and Compass platforms (excludes payments on other platforms such as Corporate Online and Business Banking Online)
MFI share	MFI share results are based on the number of customers who have a Main Financial Institution (MFI) relationship with an institution, as a proportion of the number of customers that have a MFI relationship with any institution
Consumer MFI share	Source: DBM Consultants Consumer Atlas, 6 months to February 2020. MFI customers

Net Promoter Score or NPS	Net Promoter Score measures the net likelihood of recommendation to others of the customer's main financial institution for retail or business banking. Net Promoter Score[SM] is a trademark of Bain & Co Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld. Using a 11 point numerical scale where 10 is 'Extremely likely' and 0 is 'Extremely unlikely', Net Promoter Score is calculated by subtracting the percentage of Detractors (0-6) from the percentage of Promoters (9-10)
NPS Agri (Westpac NZ)	6 month rolling Agri Market Monitor data (survey conducted by Key Research). Respondents are asked about likelihood to recommend their main business bank to business colleagues, friends or family on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6)
NPS Business (Westpac NZ)	Source: 6 month rolling Business Finance Monitor data (survey conducted by Kantar TNS among businesses with an annual turnover of $5 to $150 million). Respondents are asked about likelihood to recommend their main business bank to business colleagues and associates on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6)
NPS Consumer (Westpac NZ)	Source: 3 month rolling Retail Market Monitor data (survey conducted by Camorra Research). Respondents are asked about likelihood to recommend their main bank to family and friends on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6)
NPS – overall consumer	Source: DBM Consultants Consumer Atlas, August 2017 – February 2020, 6MMA. MFI customers
NPS – overall business	Source: DBM Consultants Business Atlas, August 2017 – February 2020, 6MMA. MFI customers, all businesses
SGB Brands	SGB Brands (Consumer): St.George Bank, Bank of Melbourne, BankSA, RAMS, Dragondirect SGB Brands (Business): St.George Bank, Bank of Melbourne and BankSA
Westpac Group rank	The ranking refers to Westpac Group's position relative to the other three major Australian banking groups (ANZ Group, CBA Group and NAB Group)
Women in Leadership	Women in Leadership refers to the proportion of women (permanent and maximum term) in leadership roles across the Group. It includes the CEO, Group Executive, General Managers, senior leaders with significant influence on business outcomes,(direct reports to General Managers and their direct reports), large (3+) team people leaders three levels below general manager, and Bank and Assistant Bank Managers

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Investor Relations Team. Contact Us. Contact us Andrew Bowden Head of Investor Relations +61 2 8253 4008 andrewbowden@westpac.com.au Jacqueline Boddy Head of Debt Investor Relations +61 2 8253 3133 jboddy@westpac.com.au Nicole Mehalski Head of Institutional +61 2 8253 1667 nicole.mehalski@westpac.com.au Louise Coughlan Head of Rating Agencies and Analysis +61 2 8254 0549 lcoughlan@westpac.com.au www.westpac.com.au/investorcentre Annual reports Presentations and webcasts 5 year financial summary Prior financial results Danielle Stock Director +61 2 8253 0922 danielle.stock@westpac.com.au Alec Leithhead Senior Analyst +61 2 8254 0159 alec.leithhead@westpac.com.au Rebecca Plackett Director +61 2 8253 6556 rplackett@westpac.com.au Or email: investorrelations@westpac.com.au 130 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack

Disclaimer Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Cash earnings is a non-GAAP measure. Refer to Westpac’s 2020 Interim Financial Results (incorporating the requirements of Appendix 4D) for the six months ended 31 March 2020 available at www.westpac.com.au for details of the basis of preparation of cash earnings. Refer to page 30 for an explanation of cash earnings and Appendix 1 page 122 for a reconciliation of reported net profit to cash earnings. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘risk’, ‘aim’, or other similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors. Factors that may impact on the forward-looking statements made include, but are not limited to, those described in the section titled ‘Risk factors' in Westpac’s 2020 Interim Financial Results (incorporating the requirements of Appendix 4D) for the six months ended 31 March 2020 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation to update any forward-looking statements contained in this presentation, whether as a result of new information, future events or otherwise, after the date of this presentation. 131 Westpac Group 2020 Interim Results Presentation & Investor Discussion Pack